UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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VEONEER, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2020
Dear Veoneer Stockholder,
I am pleased to invite you to attend the 2020 Annual Meeting of the stockholders of Veoneer, Inc. to be held on Wednesday, May 6, 2020 at the Detroit Marriott at the Renaissance Center, 400 Renaissance Drive, Detroit, MI 48243, commencing at 9:00 a.m. local time.
Information regarding the matters to be voted upon at this year’s Annual Meeting is included in the enclosed Notice of Annual Meeting of Stockholders and the Proxy Statement.
It is important that your shares are represented at the Annual Meeting. There are many ways for you to vote even if you cannot attend the meeting. You may vote by proxy on the Internet, by telephone or by filling out the proxy card and returning it in the envelope provided. Therefore, please provide your proxy by following the instructions provided in the Proxy Statement and in the Notice of Internet Availability of Proxy Materials.
A public news release announcing voting results will be published after the Annual Meeting.
The Veoneer, Inc. Annual Report for its fiscal year ended December 31, 2019 is being made available to stockholders with this Proxy Statement. Electronic versions of the Proxy Statement and the 2019 Annual Report are available at www.veoneer.com.
On behalf of the entire board of directors, thank you for your continued investment and support of Veoneer. I look forward to seeing you at the Annual Meeting.
Sincerely,
Jan Carlson
Chairman of the Board of Directors,
President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Items of Business:
The 2020 Annual Meeting of Stockholders of Veoneer, Inc. will be held on Wednesday, May 6, 2020 at 9:00 a.m. local time, at the Detroit Marriott at the Renaissance Center, 400 Renaissance Drive, Detroit, MI 48243. The items of business are:
1.Election of three directors to the Board of Directors of Veoneer.
2.Advisory vote to approve the compensation of our named executive officers.
3.To consider and vote upon an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting standard.
4.To consider and vote upon an amendment to the Company’s Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors of Veoneer.
5.Ratification of the appointment of Ernst & Young AB as Veoneer’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
6.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
Record Date:
You are entitled to vote only if you were a Veoneer, Inc. stockholder as of the close of business on March 9, 2020.
Attendance:
Attendance at the Annual Meeting will be limited to stockholders of record as of the record date, beneficial owners having evidence of ownership as of the record date, a maximum of one authorized representative of an absent stockholder, and invited guests of management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization. The meeting will be conducted pursuant to the Company’s Bylaws and rules of order prescribed by the Chairman of the Annual Meeting.
Availability and Mailing of Proxy Materials:
This Proxy Statement, the proxy card or the notice of Internet availability of proxy materials, as applicable, are first being mailed or made available to stockholders entitled to vote at the Annual Meeting on or about March 25, 2020.
By order of the Board of Directors
of Veoneer, Inc.:
Lars Sjöbring
Executive Vice President, Legal Affairs
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on May 6, 2020:
The Proxy Statement and the Annual Report to Stockholders are available at: www.veoneer.com/investors

SUMMARY
The following summary is intended to provide a broad overview of the items that you will find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the entire Proxy Statement for more information about these topics prior to voting at the 2020 Annual Meeting.

2020 Annual Meeting of Stockholders
Time and Date:  Wednesday, May 6, 2020; 9:00 a.m. local time
Location: Detroit Marriott at the Renaissance Center
400 Renaissance Center Drive
Detroit, Michigan 48243
Record Date:  Stockholders as of the close of business on March 9, 2020 are entitled to vote.
Admission:  Please see the instructions on the front page of this Proxy Statement.

Meeting Agenda and Voting Matters
Proposal	Board’s Voting Recommendation	Page Reference
1. Election of three directors to the Board of Directors of Veoneer for a term of three years.	FOR EACH NOMINEE	8
2. Advisory vote to approve compensation of our named executive officers.	FOR	52
3. To consider and vote upon an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting standard.	FOR	53
4. To consider and vote upon an amendment to the Company’s Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors of Veoneer.	FOR	54
5. Ratification of the Appointment of Ernst & Young AB as Veoneer’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2020.	FOR	56

Recent Corporate Governance and Compensation Developments
As a result of engaging with our stockholders and keeping abreast of leading practices, we have taken actions with respect to certain corporate governance and compensation matters, including the following as further described in this proxy statement:
•Proposing to eliminate the supermajority voting provisions in the Company’s restated certificate of incorporation at the 2020 Annual Meeting.
•Proposing to eliminate the classified board structure at the 2020 Annual Meeting.
•Revising compensation program in 2019 to create clear pay-for-performance alignment by requiring a majority of the long-term awards issued to our named executive officers be based on the achievement of performance goals.
•Updating our compensation peer groups in the U.S. and Sweden to align more closely to our business type and size.
•Implementing a ”double-trigger” change-in-control acceleration provision for the long-term equity incentive awards granted to our executive officers in 2019.
Veoneer, Inc. 2020 Proxy Statement - 1

- PROPOSAL 1 -

Election of Directors

Name	Age	Director Since	Independent	Committees	Other Current Public Co. Boards
Mary Louise Cummings	53	2018	Yes	CC	0
Kazuhiko Sakamoto	74	2018	Yes	CC	0
Wolfgang Ziebart	69	2018	Yes	AC, NCG	2
AC: Audit Committee CC: Compensation Committee NCG: Nominating and Corporate Governance Committee

The Board’s recommendation is that you vote “for” the election of each director.
Attendance:	Each director attended at least 95% of the aggregate Board and applicable Committee meetings while serving as a director in 2019.
Governance Highlights:
•7 independent directors of 8 in total
•Independent Lead Director of the Board
•Diverse background, professional experience and skills of directors
•Annual Board and Committee Self-Evaluations
•Non-management directors meet in executive session at least five times each fiscal year without management present
•Audit, Nominating and Corporate Governance and Compensation Committees are composed entirely of independent directors
•Stock Ownership Guidelines for Directors and Executive Officers
•Risk oversight by full Board and Committees
•Company policy against hedging, short-selling and pledging by Executive Officers
•Proposing to eliminate classified board structure and supermajority voting provisions

- PROPOSAL 2 -

Advisory Vote on Executive Compensation
We are requesting that our stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Please see the Compensation Discussion and Analysis, Summary Compensation Table and other tables and disclosures beginning on page 27 of this Proxy Statement for a full discussion of our executive compensation program. The Board’s recommendation is to approve the executive compensation of our named executive officers.
The table below highlights the 2019 total direct compensation for each named executive officer.

Named Executive Officer	Salary ($) (1)	Annual Non-Equity Incentive Bonus ($) (1)	Bonus ($) (1)	Stock Awards ($)
Jan Carlson	1,474,014	578,111	1,000,000	515,342
Mats Backman	518,759	159,674	-	938,408
Mathias Hermansson (2)	-	-	44,721	-
Lars Sjöbring	726,193	144,876	-	191,201
Nishant Batra	515,400	132,200	30,000	185,661
Mikko Taipale	174,540	48,108	-	91,416
(1)For currency exchange rates used, see footnote 1 to the Summary Compensation Table on page 40 of this Proxy Statement.
(2)Mr. Hermansson resigned as the Company’s CFO effective March 1, 2019.

Veoneer, Inc. 2020 Proxy Statement - 2

Compensation Governance Highlights:
•The Compensation Committee is composed entirely of independent directors.
•We have stock ownership guidelines for our executive officers, including the named executive officers, and our independent directors.
•The Compensation Committee reviews total compensation calculations in connection with making compensation decisions.
•Our equity plan prohibits the repricing of stock options without stockholder approval.
•The change in control definition contained in our equity plan is not a "liberal" definition that would be activated on only stockholder approval of a transaction.

•We have a compensation recoupment policy that requires current and former executives to return incentive compensation that is subsequently determined not to have been earned.
•Change-in-control severance agreements for executive officers include double-trigger change-in-control severance benefits, rather than single-trigger arrangements.
•We do not provide U.S. tax code Section 280G excise tax "gross ups."
•In 2019, the Compensation Committee implemented performance shares as part of the compensation program.

- PROPOSAL 3 -

Vote to Eliminate Supermajority Voting Standard
We are asking our stockholders to consider and vote upon an amendment to our Restated Certificate of Incorporation to eliminate the supermajority voting standard. The Board’s recommendation is that you approve the amendment to eliminate the supermajority voting standard.
- PROPOSAL 4 -

Vote to Eliminate the Classified Structure of the Board of Directors
We are asking our stockholders to consider and vote upon an amendment to our Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors. The Board’s recommendation is that you approve the amendment to eliminate the classified structure of the Board of Directors.
- PROPOSAL 5 -

Ratification of Appointment of Independent Registered Public Accounting Firm
We are requesting that our stockholders ratify the appointment of Ernst & Young AB as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board’s recommendation is that you ratify the appointment of Ernst & Young AB. Fees paid to our independent auditors over the past two years were as follows:

Type of Fees (Dollars in millions, USD)	2019	2018
Audit Fees	$6.4	$5.4
Audit-Related Fees	$0.5	-
Tax Fees	-	-
All Other Fees	-	-
Total	$6.9	$5.4

Veoneer, Inc. 2020 Proxy Statement - 3

VEONEER, INC.
Box 13089, SE-103 02
Stockholm, Sweden

PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
Availability of Proxy Materials on the Internet
Our Board of Directors (the “Board”) made this Proxy Statement and the Company’s Annual Report for the fiscal year ended December 31, 2019 available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting of Stockholders, to be held on Wednesday, May 6, 2020 commencing at 9:00 a.m. local time at the Detroit Marriott at the Renaissance Center, 400 Renaissance Drive, Detroit, Michigan 48243, and at any adjournment thereof (the “2020 Annual Meeting” or the “Annual Meeting”).
General
The date of this Proxy Statement is March 25, 2020, the approximate date on which this Proxy Statement and proxy card are first being mailed and made available on the Internet to stockholders entitled to vote at the Annual Meeting. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 was publicly filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2020.
Who Can Vote
You are entitled to vote at the Annual Meeting if you were a stockholder of record of our common stock as of the close of business on March 9, 2020 (the “Record Date”). Each stockholder is entitled to one vote for each share of our common stock held on the Record Date. Our stockholders do not have cumulative voting rights.
Shares Outstanding and Quorum
At the close of business on the Record Date, 111,554,560 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. A majority of the shares of our common stock issued and outstanding and entitled to vote as of the Record Date, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.
How to Vote
If you are a stockholder of record, you may vote by proxy on the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials sent to you. If you requested printed copies of the proxy materials by mail, or have a printed proxy card, you may also vote by filling out the proxy card and returning it in the envelope provided. You may also vote in person at the Annual Meeting.
If you are a beneficial owner of shares held in “street name,” please refer to the instructions provided by your bank, broker or other nominee for voting your shares. If you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares and have proof of ownership of shares of our common stock as of the Record Date.
Voting Rights of Holders of SDRs
Holders of Veoneer’s Swedish Depository Receipts (“SDRs”) are entitled to vote their shares of common stock of the Company underlying their SDRs at the 2020 Annual Meeting as if they directly held the common stock of the Company. Therefore, each holder of SDRs is entitled to one vote for each share of common stock underlying each SDR held on the Record Date. To have votes counted at the 2020 Annual Meeting, SDR holders must give voting instructions by proxy or attend and represent their shares of common stock of the Company underlying the SDRs at the Annual Meeting in person.

Veoneer, Inc. 2020 Proxy Statement - 4

How to Vote if you are an SDR Holder
SDR Holders with Account with Euroclear
SDR-holders registered on an account directly at Euroclear Sweden AB (“Euroclear”, the Swedish Central Securities Depository) or with a Swedish nominee, will receive a Notice of Internet Availability of Proxy Materials by regular mail and are urged to vote over the internet by using the reference number (and other instructions) set forth in the Notice.
SDR Holder through non-Swedish Nominee
SDR-holders acting as non-Swedish nominees are urged to mail an information letter to their clients and ask them to download the proxy card when it is available. The proxy cards will be available at www.veoneer.com. The nominees are also urged to retrieve votes from their clients, aggregate these and vote for their clients using the reference number (and other instructions) set forth in the Notice of Internet Availability of Proxy Materials by regular mail. If you are a client holding SDRs, we encourage you to contact your broker to vote.
How Your Shares Will Be Voted
If you properly complete your proxy card and send it to the Company prior to the taking of the vote at the Annual Meeting or submit your proxy electronically by Internet or by telephone before voting closes, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:
(i)to elect the director nominees listed in “Election of Directors;”
(ii)to approve the compensation of the Company’s named executive officers;
(iii)to amend our Restated Certificate of Incorporation to eliminate the supermajority voting standard;
(iv)to amend our Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors; and
(v)to ratify the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
Voting on Matters Not in Proxy Statement
The deadlines have passed (i) for stockholders to nominate directors for election to the Board and (ii) for other stockholder proposals to be brought before the Annual Meeting. Thus, only the Company may (i) substitute director nominees or (ii) bring other business before the Annual Meeting. The Company does not plan to substitute any director nominee, and the Company does not intend to raise any matter other than those described in this Proxy Statement at the Annual Meeting.
However, administrative and similar matters can arise at any Annual Meeting. To address such unforeseen matters, your proxy may exercise his or her discretion and authority to vote on such matters incident to the conduct of the Annual Meeting only. Note that this authority is significantly limited by applicable law, the proxy rules of the SEC, and the listing rules of the New York Stock Exchange (the “NYSE”).
Revoking Proxies or Changing Your Vote
You may revoke your proxy and change your vote before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Veoneer prior to the Annual Meeting at the following address: Veoneer, Inc. Attn: Legal, Box 13089, SE-103 02 Stockholm, Sweden.
Non-Voting Shares, Abstentions and Broker "Non-Votes"
Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal, and broker “non-votes”, will be counted as present for purposes of determining

Veoneer, Inc. 2020 Proxy Statement - 5

a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Brokers do not have discretionary authority to vote on Proposals 1-4 set forth below. Brokers generally have discretionary authority to vote on Proposal 5 set forth below.
Vote Required to Approve Each Proposal at the Annual Meeting
The following summary describes the vote required to approve each of the proposals at the 2020 Annual Meeting.
Proposal 1:  Directors will be elected by a majority of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote (meaning that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Pursuant to the Veoneer Corporate Governance Guidelines, if a director nominee in an uncontested election fails to receive the approval of a majority of the votes cast on his or her election by the stockholders, the nominee shall, within five days following certification of the stockholder vote, offer his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee (which will exclude any director who is required to offer his or her resignation) shall consider all relevant factors and decide on behalf of the Board the action to be taken with respect to such offered resignation and will determine whether to accept or reject the resignation. The Company will publicly disclose the Board’s decision with regard to any resignation offered under these circumstances with an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the offered resignation. Abstentions and broker non-votes will have no effect on the election of directors.
Proposal 2:   The non-binding resolution to approve the compensation of the Company’s named executive officers requires the affirmative vote of at least a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.
Proposal 3: The proposal to amend our Restated Certificate of Incorporation to eliminate the supermajority voting standard, as disclosed in this Proxy Statement, requires the affirmative vote of at least 80% of the voting power of all of the Company’s common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
Proposal 4: The proposal to amend our Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors, as disclosed in this Proxy Statement, requires the affirmative vote of at least 80% of the voting power of all of the Company’s common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
Proposal 5:  The ratification of the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of at least a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as a vote against the ratification. Although brokers have discretionary authority to vote on the ratification, if a broker submits a non-vote, it will not be counted for purposes of the ratification but will be counted for the purpose of establishing a quorum.
Any other proposal brought before the Annual Meeting (if any) will be decided by a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Consequently, abstentions will have the same effect as a vote against the matter and broker non-votes will have no effect on determining the outcome of the matter.

Veoneer, Inc. 2020 Proxy Statement - 6

Principal Executive Officers
The Company’s mailing address is Veoneer, Inc., Box 13089, SE103 02 Stockholm, Sweden, and its principal executive offices are located at Klarabergsviadukten 70, Section C, 6th floor, Stockholm, Sweden SE-111 64. The Company’s telephone number is +46 8 527 762 00.
Solicitation of Proxies
The Company, on behalf of the Board, is soliciting the proxies and will bear the cost of the solicitation of proxies. In addition to solicitation over the Internet and by mail, the Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our common stock and obtaining their proxies. Certain directors, officers and other employees of the Company, not specifically employed for this purpose, may solicit proxies, without additional remuneration, by personal interview, mail, telephone, facsimile or electronic mail. In addition, the Company has retained Georgeson LLC and Computershare Sweden to assist in the solicitation of proxies for a fee of USD $14,500 and $24,000, respectively, plus expenses.

Veoneer, Inc. 2020 Proxy Statement - 7

PROPOSAL 1 - ELECTION OF DIRECTORS
The Company’s bylaws (the “Bylaws”) provide that the size of the Board shall be fixed from time to time exclusively by the Board. The Board has currently fixed the size of the Board at eight. The Board currently consists of eight members divided into three classes. The directors designated in the second class have terms expiring at the 2020 Annual Meeting of stockholders (Class II); the directors designated in the third class have terms expiring at the 2021 annual meeting of stockholders (Class III); and the directors designated in the first class have terms expiring at the 2022 annual meeting of stockholders (Class I). Each director will be elected at such meetings to serve a term of three years, with each director’s term to expire at the annual meeting held three years after the director’s election.
Mary Louise Cummings, Kazuhiko Sakamoto, and Wolfgang Ziebart, whose present terms will expire at the time of the 2020 Annual Meeting, are nominees for election as Class II directors at the 2020 Annual Meeting. If elected, each of the above nominees would serve until the 2023 annual meeting of stockholders and until his or her successor is elected and qualified (unless Proposal 4 is approved by the stockholders, in which case the terms of all directors will expire at our 2021 annual meeting of stockholders), or until his or her earlier retirement, resignation, disqualification, removal or death. If any director nominee should become unavailable for election prior to the 2020 Annual Meeting, an event that currently is not anticipated by the Board, either the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
Nominees for Director at the 2020 Annual Meeting
The Board and the Nominating and Corporate Governance Committee believe that the nominees, together with the continuing directors, possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.
Included in each director nominee’s biography below is an assessment of each of their specific qualifications, attributes, skills and experience.

Mary Louise Cummings
Director Since: June 29, 2018
Qualifications: As a well-known and well-reputed thought leader in areas that interface between human and machine and semi-automated collaboration and full automation, Dr. Cummings contributes in-depth knowledge and unique insights to the Board.
Age: 53

Since 2014, Dr. Cummings has been a professor at Duke University in the Department of Electrical and Computer Engineering as well as in the Departments of Mechanical Engineering and Materials Science and Computer Science. Dr. Cummings is also the director of the Humans and Autonomy Laboratory at Duke. From 2003 to 2013, Dr. Cummings was an associate professor at the Massachusetts Institute of Technology (MIT), with appointments in the Department of Aeronautics and Astronautics and in the Engineering Systems Division. She also held an appointment with the MIT Computer Science and Artificial Intelligence Laboratory and directed the Humans and Automation Laboratory. Her previous teaching experience includes instructing for the U.S. Navy at Pennsylvania State University and as an assistant professor for the Virginia Tech Engineering Fundamentals Division. From 1988 to 1999, Dr. Cummings served as a U.S. naval officer and military pilot, earning the rank of lieutenant, and was one of the Navy’s first female fighter pilots. Dr. Cummings received her Bachelor of Science in Mathematics from the U.S. Naval Academy, her Master of Science in Space Systems Engineering from the Naval Postgraduate School, and her Ph.D. in Systems Engineering from the University of Virginia.

Kazuhiko Sakamoto
Director Since: June 29, 2018
Qualifications: Mr. Sakamoto brings to the Board a unique set of skills and insights gained through his extensive business experience in both Asia and North America.
Age: 74

Mr. Sakamoto has served as an outside auditor of Zenitaka Corporation, a mid-sized construction company listed on the Tokyo Stock Exchange since 2016. Mr. Sakamoto previously served in a number of senior executive roles at Marubeni Corporation, one of Japan’s leading general trading houses, and Marubeni Construction Material Lease Co. Ltd., a company affiliated with Marubeni Corporation over the course of 40 years. Mr. Sakamoto served as a director of Autoliv, Inc. from 2007 until the Spin-off (as defined below). He has a degree from the Keio University attended the Harvard University Research Institute for International Affairs.

Veoneer, Inc. 2020 Proxy Statement - 8

Wolfgang Ziebart
Director Since: June 29, 2018
Qualifications: Dr. Ziebart brings to the Board his extensive knowledge of the automotive industry gained through his years of experience, including in particular with engineering and development.
Current Other Public Directorships: ASML Holding NV (until April 2020) and Nordex SE
Age: 69

Dr. Ziebart had a distinguished career with BMW beginning in 1977 which took him to the Board of Management, where he was responsible for R&D and Purchasing. From 2000 to 2004 he was Member of the Board of Management of automotive supplier Continental, where he was in charge of the electronics and the brake business. Between 2004 and 2008, he was President and CEO of Infineon Technologies AG, a global semiconductor and system solutions provider listed on the Frankfurt Stock Exchange. Dr. Ziebart was also previously employed by Jaguar Land Rover where he served in a consulting role related to product development. Dr. Ziebart also serves on the Supervisory Boards of ASML Holding NV, a supplier of photolithography systems for the semiconductor industry, and Webasto SE, an automotive supplier mainly for body systems, and is the Chairman of the Supervisory Board of Nordex SE, a wind turbine manufacturer. Dr. Ziebart intends to retire from the Supervisory Board of ASML Holding NV effective April 2, 2020. Dr. Ziebart served as a director of Autoliv, Inc. from 2008 to 2013 and from December 2015 until the Spin-off. Dr. Ziebart holds a doctorate degree in mechanical engineering from the Technical University of Munich in Germany.

Directors Continuing in Office With Terms Expiring at the 2021 Annual Meeting

Robert W. Alspaugh
Director Since: June 29, 2018
Qualifications: Mr. Alspaugh brings his technical skills and knowledge gained through his extensive global business experience to the Board.
Current Other Public Directorships: Triton International Ltd.
Age: 72

Mr. Alspaugh had a 36-year career with KPMG serving in a number of roles, including as the senior partner for a diverse array of companies across a broad range of industries. He has worked with global companies in Europe and Japan, in addition to those headquartered in the U.S. Alspaugh also serves on the board of directors of Triton International Ltd., which is a public company, and DSGI Technologies, Inc., a private company. Mr. Alspaugh served on the board of Autoliv, Inc. from 2006 until the Spin-off. Mr. Alspaugh has a BBA degree in Accounting from Baylor University

Jan Carlson
Director Since: April 1, 2018
Qualifications: Mr. Carlson brings his extensive knowledge of Veoneer’s operations, business and industry to the Board and Mr. Carlson’s role as Chief Executive Officer of Veoneer provides the Board with inside into the day-to-day operations of the Company.
Current Other Public Directorships: Autoliv, Inc., BorgWarner Inc. (until April 2020) and Telefonaktiebolaget LM Ericsson
Age: 59

Mr. Carlson has been the Chairman of the Board of Veoneer since the Spin-off and President and Chief Executive Officer of Veoneer since April 1, 2018. Before the Spin-off, Mr. Carlson served as the President and Chief Executive Officer of Autoliv since April 1, 2007. Mr. Carlson joined Autoliv in 1999 as President of Autoliv Electronics and later served as Vice President, Engineering and a member of Autoliv’s Executive Committee. Mr. Carlson was appointed Chairman of the board of directors of Autoliv in May 2014 and continues to serve in that role. Mr. Carlson has served on the board of directors of Borg Warner, Inc., a product leader in highly engineered components and systems for vehicle powertrain applications worldwide, since July 2010 and has served on the board of directors of Telefonaktiebolaget LM Ericsson since February 2017. Mr. Carlson has advised Borg Warner, Inc. that he does not intend to stand for reelection at Borg Warner's 2020 Annual Meeting of Stockholders. Mr. Carlson has a Master of Science degree in Physics and Electrical Engineering from the University of Linköping in Sweden and was appointed Technology Honorary Doctorate by the University in May 2018.

Veoneer, Inc. 2020 Proxy Statement - 9

James M. Ringler
Director Since: April 1, 2018
Qualifications: Mr. Ringler brings to the Board his business and management experience in multiple executive positions at Premark International, Inc. and Illinois Tool Works and his deep knowledge of corporate governance gained through his extensive service on the boards of directors of public companies in a wide variety of industries.
Current Other Public Directorships: Autoliv, Inc., TechnipFMC plc, JBT Corporation and Teradata Corporation
Age: 74

Mr. Ringler served as Vice Chairman of Illinois Tool Works Inc. between 1999 and 2004. Prior to joining Illinois Tool Works, Mr. Ringler served in a number of executive positions at Premark International, Inc. including as Chairman, President and Chief Executive Officer until the company merged with Illinois Tool Works in 1999. Mr. Ringler has been a director of Autoliv, Inc. since 2002 and also serves on the board of directors of TechnipFMC plc, JBT Corporation, and Teradata Corporation. Mr. Ringler holds a Bachelor of Science degree in Business Administration and an M.B.A. degree in Finance from the State University of New York.

Directors Continuing in Office With Terms Expiring at the 2022 Annual Meeting

Mark Durcan
Director Since: June 29, 2018
Qualifications: Mr. Durcan is a seasoned business executive who brings demonstrated skill in the areas of strategic planning, information technology, finance and corporate governance to the Board.
Current Other Public Directorships: Advanced Micro Devices, Inc. and AmerisourceBergen Corporation
Age: 58

Mr. Durcan served as Chief Executive Officer of Micron Technology, Inc., a memory and storage solutions company, from February 2012 until May 2017. Mr. Durcan joined Micron Technology in 1984 and held a variety of senior leadership positions at the company, including President and Chief Operating Officer from June 2007 to February 2012, Chief Operating Officer from February 2006 to 2007 and Chief Technical Officer from 1998 to February 2006. Mr. Durcan has been a member of the board of directors of Advanced Micro Devices, Inc. since October 2017, a director of St. Luke’s Health System of Idaho since February 2017 and a director of AmerisourceBergen Corporation since September 2015. Mr. Durcan also served on the board of the Semiconductor Industry Association from 2011 to 2017, as a director of MWI Veterinary Supply, Inc. from 2014 until its acquisition by AmerisourceBergen in 2015, and as a director of Freescale Semiconductor, Inc. from 2014 through 2015. The Supervisory Board of ASML Holding NV, a manufacturer of chip-making equipment, intends to nominate Mr. Durcan for appointment as member effective from the annual general meeting of shareholders to be held on April 2, 2020. Mr. Durcan holds a Bachelor of Science and Master of Chemical Engineering degree from Rice University.
Jonas Synnergren Director Since: June 29, 2018 Qualifications: The Board benefits from Mr. Synnergren’s deep knowledge of capital markets, mergers and acquisitions and investment expertise. Age: 42
Since 2009, Mr. Synnergren has been a partner at Cevian Capital AB, investment advisor to the international investment firm, Cevian Capital. Mr. Synnergren joined Cevian in 2007 and has been head of Cevian’s Swedish office since 2012. In 2006 Mr. Synnergren was Interim CEO and Head of Investor Relations and Business Development of Svalan Konsortier AB, a Swedish Real Estate fund based in Stockholm. From 2000 to 2006, Mr. Synnergren worked for the Boston Consulting Group, ultimately as a Project Leader, where he led projects related to strategy, organization and operational efficiency including IT-related assignments. During his time with the Boston Consulting Group, Mr. Synnergren’s main focus was financial services. Mr. Synnergren served on the board of directors of Tieto Corporation, a Finnish IT software and services company from 2012 through early 2019. Mr. Synnergren has been nominated for election to the board of directors of Nordea, a Nordic bank headquartered in Finland, at their annual general meeting of shareholders to be held on March 25, 2020. Since 2019 Mr. Synnergren is on the Nomination Committee of Ericsson, a Swedish telecom equipment company. Mr. Synnergren also served on the Nomination Board of Metso, a Finnish industry machinery company, from 2014 to 2016. Mr. Synnergren has a Master of Science in Economics and Business from the Stockholm School of Economics, including studying at HEC Paris.

Mr. Synnergren was initially appointed as a director of the Company pursuant to the terms of a Cooperation Agreement between the Company and Cevian Capital II GP Limited (“Cevian”), and its affiliates (the “Cooperation Agreement”), as described below under “Relationships and Related Party Transactions – Stockholder Agreements- Cooperation Agreement with Cevian Capital II GP Limited”. As of the date of this Proxy Statement, Cevian owns at least 8% of the outstanding common stock of the Company. Pursuant to the terms of the Cooperation Agreement, Mr. Synnergren has agreed to offer his resignation from the Board if Cevian no longer owns at least 8% of the then-outstanding shares of common stock of Veoneer.

Veoneer, Inc. 2020 Proxy Statement - 10

CORPORATE GOVERNANCE
The Spin-off
On June 29, 2018 (the “Spin-off Effective Date”), Veoneer, Inc. became an independent, publicly traded company as a result of the separation of the Electronics segment from Autoliv, Inc. The separation was completed in the form of a pro rata distribution on the Spin-off Effective Date (the “Spin-off”) of 100% of the outstanding shares of common stock of Veoneer held by Autoliv to Autoliv common stock holders of record on June 12, 2018. On July 2, 2018, Veoneer, Inc. common stock began “regular way” trading on the New York Stock Exchange under the ticker symbol “VNE” and its SDRs began trading on Nasdaq Stockholm under the symbol “VNE SDB.” Following the Spin-off, Veoneer and Autoliv operate independently, although we have entered into certain material agreements with Autoliv in connection with the Spin-off. See “Relationships and Related Party Transactions—Transactions with Autoliv in Connection with the Spin-off” beginning on page 25 for a description of these agreements. See the full agreements, filed with the SEC as exhibits to our periodic reports, for additional details.
Board Independence
The Board has determined that all current directors (including the three nominees), except Mr. Carlson, are independent directors under the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. In making its independence determinations, the Board reviewed (i) information regarding relevant relationships, arrangements or transactions between the Company and each director or parties affiliated with such director, (ii) Company records and (iii) publicly available information.
Stockholder Engagement Efforts
The Company engages with the Company’s stockholders throughout the year to ensure that management and the Board understand and consider the issues that matter most to them, to solicit their views and feedback on various matters and to provide perspective on the Company’s policies and practices. During 2019, members of the Company’s management met with certain of the Company’s stockholders to listen to their questions and concerns and discuss a variety of topics, including our business, strategy, markets and industry as well as our governance practices and compensation framework.
At the Company’s 2019 annual general meeting of stockholders, the Company asked its stockholders whether it should retain its exclusive forum provision in its Restated Certificate of Incorporation. In response to its proposal, a majority of stockholders voting at the 2019 annual meeting voted for the Company to retain its exclusive forum provision. Notwithstanding the outcome of the vote, the Board considered whether it was appropriate to continue to maintain the exclusive forum provision. After additional consideration, the Board determined to follow the recommendation of its stockholders and retain the exclusive forum provision in its Restated Certificate of Incorporation. The Board believes that the exclusive forum provision is an important element of the Company’s governance structure to provide increased consistency in the application of Delaware law for specified intra-corporate disputes and continues to be in the best interests of the Company and its stockholders.
Director Tenure and Retirement Age Policy
It is the general policy of the Company that a director who has attained the age of 75 years during his or her term will not stand for re-election at the next annual meeting of stockholders at which such director stands for re-election.
In connection with director nomination recommendations, the Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will consider the average and individual tenures of directors, with the goal of maintaining an appropriate balance of new perspectives and longer-term expertise. An individual director’s re-nomination is dependent upon such director’s performance evaluation, as well as a suitability review, each to be conducted by the Nominating and Corporate Governance Committee in connection with each director nomination recommendation.

Veoneer, Inc. 2020 Proxy Statement - 11

Board Leadership Structure and Risk Oversight
Board Leadership
The Board is responsible for selecting the Company’s Chairman of the Board (the “Chairman”) and Chief Executive Officer (the “CEO”). The Bylaws and the Company’s Corporate Governance Guidelines do not require the separation of the positions of the Chairman and the CEO. The Corporate Governance Guidelines permit the Board to determine the most appropriate leadership structure for the Company at any given time and give the Board the ability to choose a Chairman that it deems best for the Company.
Jan Carlson currently serves as the Chairman, in addition to his role as President and CEO. The Board believes the combined role of CEO and Chairman under Mr. Carlson is the appropriate leadership structure for the Company at this time. Combining the CEO and Chairman roles under Mr. Carlson provides efficient and effective decision-making and unified leadership for the Company, with a single person setting the tone for management of the Company. Mr. Carlson is well-suited to serve in the Chairman role because his familiarity with the Company’s business enables him to effectively lead the Board in its discussion, consideration and execution of the Company’s strategy. The Board believes that combining the CEO and Chairman roles under Mr. Carlson facilitates the flow of information between the Board and the Company’s management and better enables the Board to fulfill its oversight role.
In considering its leadership structure, the Board believes that the combined roles of Chairman and CEO are appropriately balanced by the designation of a Lead Independent Director. In February 2020, the Board appointed James M. Ringler as Lead Independent Director to serve as the principal liaison between the Chairman and the other independent directors and to provide independent leadership of the Board’s affairs on behalf of the Company’s stockholders. Mr. Ringler presides over the executive sessions of the independent directors. The Lead Independent Director has the following duties and responsibilities:
•Presides at all meetings of the Board at which the Chairman is not present, including chairing any executive sessions of the independent and non-management directors;
•Serves as liaison between the independent and non-management directors and the Chairman;
•Has the authority to call meetings of the independent and non-management directors;
•Approves meeting agendas of the full Board after they are prepared by the Chairman, assures that there is sufficient time for discussion of all agenda items, and facilitates approval of the number and frequency of Board meetings;
•Is regularly apprised of inquiries from stockholders and involved in correspondence responding to these inquiries when appropriate, and if requested by stockholders, ensures that he or she is available, when appropriate, for consultation and direct communication;
•Assists the Nominating and Corporate Governance Committee in its annual evaluation of the CEO’s effectiveness as Chairman and CEO, including an annual evaluation of his or her interactions with the directors and ability to provide leadership and direction to the full Board; and
•Approves information sent to the Board, including the quality and timeliness of such information.
Risk Oversight
The Board is responsible for the oversight of risk management of the Company with various aspects of risk oversight delegated to its committees. The Audit Committee is responsible for monitoring legal, regulatory and financial risk, including those related to ethics practices and information technology and security, as well as discussing risk oversight and management as part of its obligations under the NYSE’s listing standards. The Nominating and Corporate Governance Committee oversees the Company’s succession planning programs and policies related to recruiting and retaining management. In its meetings, the Board receives reports from various Board committees and management, including the CEO and the Company’s Chief Financial Officer (“CFO”) regarding the main strategic, operational and financial risks the Company is facing and the steps that management is taking to address and mitigate such risks. Additionally, the Board will receive periodic risk-related updates from other members of management as necessary.
The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considered, among other things, the features of the Company’s

Veoneer, Inc. 2020 Proxy Statement - 12

compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and the Company’s compensation recoupment policy. The Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company. For additional information regarding compensation risk, see page 34 of this Proxy Statement.
Board Meetings
The Board met twelve times during the year ended December 31, 2019 and took action by written consent two times. All directors serving during 2019 participated in at least 95% of the total number of meetings of the Board and committees on which they served. The independent directors met in executive session, without management participating, a total of ten times in 2019. For 2020, the Board and each committee plan to hold a customary number of meetings commensurate with its responsibilities.
Board Compensation
Directors who are employees of the Company or any of its subsidiaries do not receive separate compensation for service on the Board or its committees. Non-employee directors receive an annual board retainer, which is higher for a Non-employee Chairman of the Board, and committee chairs and the Lead Independent Director receive compensation in addition to the retainer for their commitments.
Our Non-employee Director Compensation Policy provides for quarterly payments in advance for a service year that runs from annual meeting to annual meeting and provides that one-half of the annual retainer will be paid in the form of restricted stock units (“RSUs”), which will be granted on the date of the annual meeting and will vest on the earlier of (a) date of the next annual meeting, or (b) the one-year anniversary of the grant date. Our Non-employee Director Stock Ownership Policy requires each Non-employee director to acquire and hold shares of the Company’s common stock in an amount equivalent to five times the cash component of the annual Board retainer, with five years for the existing Non-employee directors to reach the new ownership requirements.
Non-employee directors’ compensation levels are as described below:

Annual Base Retainer
All Non-employee Directors other than Chairman	$240,000
Non-employee Chairman	$390,000
Lead Independent Director Annual Supplemental Retainer	$40,000
Committee Chair Annual Supplemental Retainers
Audit Committee	$30,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$20,000

Veoneer, Inc. 2020 Proxy Statement - 13

2019 Director Compensation
The following table sets forth the compensation that our Non-employee directors earned or were paid during the year ended December 31, 2019 for services rendered as members of our Board during 2019:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Robert W. Alspaugh	150,000	120,000	270,000
Mary Louise Cummings	120,000	120,000	240,000
Mark Durcan	120,000	120,000	240,000
James M. Ringler	180,000	120,000	300,000
Kazuhiko Sakamoto	120,000	120,000	240,000
Jonas Synnergren	120,000	120,000	240,000
Wolfgang Ziebart	140,000	120,000	260,000
(1)The cash portion of director compensation is set in USD and converted to the director’s local currency, as applicable, at the then-current exchange rate on the date of payment.
(2)Reflects the grant date fair value calculated in accordance with FASB Topic 718 of 5,698 RSUs granted on May 8, 2019, which RSUs will vest in one installment on the earlier of the date of the 2020 annual meeting of stockholders or May 8, 2020, provided that the Non-employee director remains in service on the vesting date, subject to certain exceptions.
(3)As of December 31, 2019, each of our Non-employee directors held the following number of outstanding unvested RSUs: Mr. Alspaugh, 5,698; Dr. Cummings, 5,698; Mr. Durcan, 5,698; Mr. Ringler, 5,698; Mr. Sakamoto, 5,698; Mr. Synnergren, 5,698; and Dr. Ziebart, 5,698.
Corporate Governance Guidelines and Code of Conduct and Ethics
The Board has adopted Corporate Governance Guidelines to guide the Board in the exercise of its responsibilities and a Code of Conduct and Ethics for Directors to assist the individual directors in fulfilling their duties as members of the Board. The Company also has Standards of Business Conduct and Ethics that apply to all employees of the Company and a Code of Conduct and Ethics for Senior Officers (the Code of Conduct and Ethics for Directors, Code of Conduct and Ethics for Senior Officers and Standards of Business Conduct and Ethics are collectively referred to herein as the “Codes”).
The Company has also adopted a written policy regarding related person transactions (the “Related Person Transactions Policy”). The Company’s Corporate Governance Guidelines, the Codes and the Related Person Transactions Policy, and any amendments or waivers related thereto, are posted on the Company’s website at www.Veoneer.com – Who we are – Governance, and can also be obtained from the Company in print by request using the contact information below.
Policy on Attending the Annual Meeting
Under the Company’s Corporate Governance Guidelines, the Company’s policy is for all directors to attend the Annual Meeting. All of our directors attended the 2019 annual meeting of stockholders.
Communicating with the Board
Any stockholder or other interested party who desires to communicate with the Board, the lead independent director or the independent directors regarding the Company can do so by writing to such person(s) at the following address:
Board/Independent Directors
c/o Executive Vice President Legal Affairs
Veoneer, Inc., Box 13089
SE-103 02 Stockholm, Sweden
E-mail: legal.affairs@Veoneer.com
Such communications will be distributed, if appropriate, to the specific director(s) requested by the stockholder or interested party, to the Board or to sessions of independent directors as a group. At the direction of the Board, our Legal Department will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication unless it is related to the duties and responsibilities of the Board.

Veoneer, Inc. 2020 Proxy Statement - 14

Committees of the Board
There are three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has determined that all members of the Audit, the Compensation, and the Nominating Corporate Governance Committees qualify as independent directors under the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. While no formal policy exists regarding the attendance of the CEO and the Chairman at committee meetings, the practice of the Board is to invite the CEO and the Chairman to attend each committee meeting and excuse them when matters relating to them are discussed. The Lead Independent Director is also invited to attend all committee meetings. The following table shows the composition of the committees of the Board:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert W. Alspaugh (Chair)	James M. Ringler (Chair)	Wolfgang Ziebart (Chair)
Mark Durcan	Mary Louise Cummings	James M. Ringler
Wolfgang Ziebart	Kazuhiko Sakamoto	Jonas Synnergren

The Audit Committee
The Audit Committee appoints, subject to stockholder ratification, the Company’s independent auditors and is responsible for the compensation, retention and oversight of the work of the independent auditors and for any special assignments given to such auditors. The Audit Committee reviews the independence of the independent auditors and considers whether there should be a regular rotation of the independent auditors. The Audit Committee also evaluates the selection of the lead audit partner, including his or her qualifications and performance. The Audit Committee also (i) reviews the annual audit and its scope, including the the results of the independent auditors’ audit and management’s responses thereto; (ii) reviews the performance of the independent auditors, including the lead partner; (iii) approves any non-audit services provided to the Company by its independent auditors; (iv) reviews possible violations of the Company’s business ethics and conflicts of interest policies; (v) reviews any major accounting changes made or contemplated; (vi) reviews the effectiveness and efficiency of the Company’s internal audit staff; and (vii) monitors legal, regulatory and financial risk, including those related to ethics practices and information technology (including cybersecurity), as well as discusses risk oversight and management as part of its obligations under the NYSE’s listing standards. In addition, the Audit Committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent auditors’ examinations. The Audit Committee is also responsible for the review and approval of related person transactions. Members of this committee are Messrs. Alspaugh (Chairman) and Durcan and Dr. Ziebart. The Audit Committee met eight times in 2019.
The Compensation Committee
The Compensation Committee advises the Board with respect to the compensation to be paid to the directors and executive officers of the Company and is responsible for approving the terms of contracts to be entered into with the senior executives of the Company. The committee also administers the Company’s cash and stock incentive plans and reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement. Members of this committee are Mr. Ringler (Chairman), Dr. Cummings and Mr. Sakamoto. The Compensation Committee met six times in 2019.
The Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to serve as members of the Board and assists the Board by reviewing the composition of the Board and its committees, monitoring a process to assess Board effectiveness, and developing and implementing the Company’s Corporate Governance Guidelines. The committee also reviews sustainability and corporate responsibility activities for the Company. The Nominating and Corporate Governance Committee also assists our Board in developing principles and policies related to succession of senior management and leadership development. As further described below, the Nominating and Corporate Governance Committee will consider stockholder nominees for election to the Board if timely advance written notice of such nominees is received by the Secretary of the Company at its principal executive offices in accordance with the Bylaws, a copy of which may be obtained by written request to the Company’s Secretary

Veoneer, Inc. 2020 Proxy Statement - 15

or on the Company’s website at www.Veoneer.com – Who we are – Governance. Members of this committee are Dr. Ziebart (Chairman) and Messrs. Ringler and Synnergren. The Nominating and Corporate Governance Committee met three times in 2019.
Audit Committee Report
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.
The Audit Committee acts pursuant to a written charter. The committee’s current charter is posted on the Company’s website at www.Veoneer.com – Who we are – Board of Directors – Committees, and can also be obtained free of charge in print by request from the Company using the contact information below. Each member of the Audit Committee is “independent” as defined in, and is qualified to serve on the committee pursuant to, the rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. Each member is financially literate and possesses accounting or related financial management expertise, and Mr. Alspaugh has been determined by the Board to qualify as an “audit committee financial expert” as defined by the SEC. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the Company’s management and independent auditors. The Company’s management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the U.S.
The Audit Committee discussed with the independent auditors the matters required to be discussed under the applicable Public Company Accounting Oversight Board (“PCAOB”) auditing standards and SEC regulations. In addition, the Company’s independent auditors provided to the Audit Committee the written disclosures required by the PCAOB’s applicable requirements regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent auditors the independent auditors’ independence. The Audit Committee reviews and oversees the independence of the independent auditors and has concluded that the independent auditors’ provision of non-audit services to the Company is compatible with the independent auditors’ independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.
The Audit Committee can be contacted regarding accounting, internal accounting controls, or auditing matters as follows:
The Audit Committee
c/o Executive Vice President Legal Affairs
Veoneer, Inc., Box 13089
SE-103 02 Stockholm, Sweden
E-mail: legal.affairs@Veoneer.com
The Chairman of the committee receives all such communications after it has been determined by our legal department that the content represents a message related to the duties and responsibilities of the committee.
Robert W. Alspaugh, Chairman
Mark Durcan
Wolfgang Ziebart

Veoneer, Inc. 2020 Proxy Statement - 16

Nominating and Corporate Governance Committee Report
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and recommending to the Board individuals who are qualified to serve as directors of the Company and on committees of the Board. The Nominating and Corporate Governance Committee further advises the Board on composition and procedures of committees and is responsible for maintaining the Company’s Corporate Governance Guidelines, overseeing management succession planning and leadership development of the Board and the Company’s management, and overseeing the evaluation of the Board and its committees and members of the Company’s management.
The Nominating and Corporate Governance Committee acts pursuant to a written charter. A copy of the committee’s charter is available on the Company’s website at www.Veoneer.com – Who we are – Board of Directors – Committees and can also be obtained free of charge in print by request from the Company using the contact information below. Each of the members of the committee is “independent” as defined in, and is qualified to serve on the committee pursuant to, the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC.
The Nominating and Corporate Governance Committee considered and recommended that Dr. Cummings, Mr. Sakamoto, and Dr. Ziebart be nominated for election by the stockholders at the Annual Meeting. Dr. Cummings, Mr. Sakamoto, and Dr. Ziebart are each “independent” as defined in the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC.
The Nominating and Corporate Governance Committee will consider a director candidate nominated by a stockholder provided such nomination is submitted to the committee within the time period set forth in Article II, Section 6 of the Bylaws. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications and backgrounds of the candidates, including the following: candidate has (i) attained a position of leadership in the candidate’s area of expertise, (ii) business and financial experience relevant to the Company, (iii) demonstrated sound business judgment, (iv) expertise relevant to the Company’s line of business, (v) independence from management, (vi) the ability to serve on standing committees, and (vii) the ability to serve the interests of all stockholders. While the Board does not have a formal diversity policy, the Company’s Corporate Governance Guidelines provide that the committee shall also consider to the extent practicable, the backgrounds and experiences of the director nominees so that the members of the Board reflect the global operations of the Company. Additionally, the committee will consider attributes such as diversity of race, ethnicity, gender, age and cultural background when selecting director nominees. The current Board consists of directors who are citizens of or reside in multiple countries including the U.S., Sweden, Japan, and Germany and directors with a diverse range of backgrounds, perspectives, and management, operating, finance and engineering skills and experiences. The Nominating and Corporate Governance Committee, the Board and the Company place a high priority on diversity, with a particular emphasis on seeking out individuals with a wide variety of management, operating, engineering, technology and finance experiences and skills that are critical to managing the Company as well as individuals from the Company’s different operating regions. The Nominating and Corporate Governance Committee continues to look for opportunities to further enhance the diversity of our Board.
The Nominating and Corporate Governance Committee identifies potential director nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above. The Nominating and Corporate Governance Committee also, from time to time, engages firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee collects and reviews publicly available information regarding the person to determine whether further consideration should be given to the person’s candidacy. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairman of the committee or another member of the committee will contact such person. Generally, if the person expresses a willingness to be considered to serve on the Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the candidate’s accomplishments and qualifications in light of the qualifications of any individuals the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have first-hand knowledge of the candidate’s accomplishments. The Nominating and Corporate Governance Committee’s evaluation process does not vary when a candidate is recommended by a stockholder.

Veoneer, Inc. 2020 Proxy Statement - 17

The Nominating and Corporate Governance Committee can be contacted as follows:
The Nominating and Corporate Governance Committee
c/o Executive Vice President Legal Affairs
Veoneer, Inc., Box 13089
SE-103 02 Stockholm, Sweden
E-mail: legal.affairs@Veoneer.com
The Chairman of the committee receives all such communications after it has been determined by our legal department that the content represents a message related to the duties and responsibilities of the committee.
Wolfgang Ziebart, Chairman
James M. Ringler
Jonas Synnergren
Compensation Committee Duties, Procedures and Policies
The Compensation Committee acts pursuant to a written charter. The charter is posted on the Company’s website at www.Veoneer.com – Who we are – Board of Directors – Committees and can also be obtained free of charge in print by request from the Company using the contact information below. Each member of the Compensation Committee has been determined by the Board to be “independent” as defined in, and is qualified to serve on the committee pursuant to, the rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC.
The Compensation Committee is responsible for (i) reviewing annually the Company’s executive compensation plans in light of the Company’s goals and objectives of such plans; (ii) evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and, together with the other independent directors, determining and approving the Chief Executive Officer’s compensation level based on this evaluation; (iii) evaluating annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plans, and setting the compensation of such other executive officers based on this evaluation; (iv) evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors; (v) reviewing and approving any severance or termination arrangements to be made with any executive officer of the Company; (vi) reviewing perquisites or other personal benefits to the Company’s executive officers and directors and recommending any changes to the Board; (vii) reviewing and discussing with management the CD&A, beginning on page 27 of this Proxy Statement, and based on that review and discussion, recommending to the Board that the CD&A be included in the Company’s annual proxy statement or annual report on Form 10-K; (viii) preparing The Compensation Committee Report for inclusion in the annual proxy statement or annual report on Form 10-K; (ix) reviewing the description of the Compensation Committee’s process and procedures for the consideration and determination of executive officer and director compensation to be included in the Company’s annual proxy statement or annual report on Form 10-K; and (x) reviewing the results of the most recent stockholder advisory vote on executive compensation and recommending to the Board the frequency of such vote.
The Compensation Committee from time to time uses independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation. In 2019, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent advisor. FW Cook reported directly to the Compensation Committee with respect to executive compensation matters. In 2019, the Company also engaged Mercer AB (“Mercer”) as a compensation consultant. For additional information regarding the roles of these compensation consultants and the scope of their engagement, see pages 35-36 of this Proxy Statement.
The Compensation Committee considered the independence of FW Cook and Mercer and in light of the applicable SEC rules and NYSE listing standards. The Compensation Committee also received a letter from each of FW Cook and Mercer addressing their independence. The Compensation Committee considered the following factors in determining the independence of the compensation consultants: (i) other services provided to the Company by each of FW Cook and Mercer; (ii) fees paid by the Company as a percentage of each consultant’s total revenue; (iii) policies or procedures maintained by FW Cook and Mercer that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between the Company’s executive officers and FW Cook or Mercer or the individual

Veoneer, Inc. 2020 Proxy Statement - 18

consultants involved in the engagement. The Compensation Committee discussed these independence factors and concluded that the work of FW Cook and Mercer did not raise any conflicts of interest.
The Compensation Committee may form subcommittees for any purpose it deems appropriate and may delegate to any subcommittee such power and authority as it deems appropriate provided that no subcommittee shall consist of fewer than two members and that the Compensation Committee shall not delegate any power or authority required by any law, regulation or NYSE listing standard to be exercised by the Compensation Committee as a whole. Under the Company’s 2018 Stock Incentive Plan, as amended and restated (the “2018 Plan”), the Compensation Committee may, to the extent that any such action will not prevent the 2018 Plan from complying with applicable rules and regulations, delegate any of its authority thereunder to such persons as it deems appropriate. In addition, the Compensation Committee has delegated to the CEO the authority to determine certain grants under the Company’s long-term incentive plan, subject to established grant limits. The Compensation Committee reviews the compensation levels set by the CEO under the long-term incentive program.
The Executive Vice President, Human Resources of the Company generally acts as Secretary of the Compensation Committee.
The Compensation Committee can be contacted as follows:
The Compensation Committee
c/o Group Vice President Legal Affairs
Veoneer, Inc., Box 13089
SE-103 02 Stockholm, Sweden
E-mail: legal.affairs@Veoneer.com
The Chairman of the committee receives all such communications after it has been determined by our legal department that the content represents a message related to the duties and responsibilities of the committee.
Compensation Committee Interlocks and Insider Participation
During the Company’s fiscal year ended December 31, 2019, the Compensation Committee was comprised exclusively of directors who have never been employed by the Company and who are “independent” as defined in the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. No executive officer of the Company served as a member of the compensation committee or on the board of directors or other board committee performing similar functions of another entity, one of whose executive officers served as a director of the Company or on the Company’s Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2019 Annual Report on Form 10-K.
James M. Ringler, Chairman
Mary Louise Cummings
Kazuhiko Sakamoto
The Swedish Corporate Governance Code
Swedish companies with shares admitted to trading on a regulated market in Sweden, including the Nasdaq Stockholm, are subject to the Swedish Corporate Governance Code (the “Swedish Code”). This is a codification of best practices for Swedish listed companies based on Swedish practices and circumstances. The Swedish Code follows a “comply or disclose” approach; its recommendations are not binding on companies but if its recommendations are not complied with, the deviation must be explained. A non-Swedish company listed in Sweden can elect to either apply the Swedish Code or the corresponding local rules and codes where the company’s shares have their primary listing or where the company is headquartered. As a Delaware corporation with its primary listing on the NYSE, the Company has elected to apply U.S. corporate governance rules and standards. These U.S. rules and standards are described in the

Veoneer, Inc. 2020 Proxy Statement - 19

“Corporate Governance” section beginning on page 11 of this Proxy Statement. In addition, this Proxy Statement provides detailed information on various subjects covered by the Swedish Code.
Corporate Responsibility and Sustainability
Corporate responsibility and sustainability play an important role in our business strategy and long-term value creation for our shareholders, our employees, our customers and end-users and other stakeholders.
The World Health Organization estimates that every year 1.4 million people are killed in traffic globally. Globally, there is an increasing demand for improving traffic safety. The automotive industry is responding by developing new technologies that will change the concept of safety as they are avoiding accidents, rather than mitigating the effects of a crash. At Veoneer, we are focused on developing human-centric innovations which in turn enables us to deliver products and solutions that bring safety and convenience to consumers and society at large. Veoneer is committed to supporting the Sustainable Development Goal (SDG) #3 - Good health and well-being, by reducing global deaths and injuries from road traffic accidents by 50%. This goal fits right into our purpose of creating trust in mobility.
Our business is focused around improving traffic safety and convenience and our commitment to social responsibility extends to anti-corruption and trade compliance responsible sourcing, human rights, labor practices, worker health and safety, while limiting our environmental footprint. The Nominating and Corporate Governance Committee oversees the Company’s policies, objectives and practices regarding environmental management, sustainability and corporate social responsibility. Our executive management team is responsible for coordination and implementation of these objectives.
Sustainability Program
Sustainability is integrated in our business and through the creation and development of our sustainability program, we are determined to improve further. Our sustainability program is built around our stakeholders: customers, people, business partners and the environment. Focus areas for 2020 include:
•Customers: innovation, product safety;
•People: recruitment and engaged workforce, health and well-being, labor rights;
•Business Partners: supply chain sustainability, sustainability due diligence in acquisitions and partnerships, ethical behavior in business interactions; and
•Environment: materials and product design, environmental performance of Veoneer operations.
Additional information about our commitment to corporate responsibility and sustainability efforts can be found on the Company’s website at www.Veoneer.com – Who we are – Sustainability.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Proxy Statement other than statements of historical fact, including without limitation, statements regarding management’s examination of historical operating trends and data, estimates of future sales (including estimates related to order intake), operating margin, cash flow, taxes or other future operating performance or financial results, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “likely,” “might,” “would,” “should,” “could,” or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words. We have based these forward-looking statements on our current expectations and assumptions and/or data available from third parties about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs.
New risks and uncertainties arise from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Factors that could cause actual results to differ materially from these forward-looking statements include, without limitation, the following: the cyclical nature of automotive sales and production; changes in general industry and market conditions or regional growth or decline; our ability to achieve the intended benefits from our separation from

Veoneer, Inc. 2020 Proxy Statement - 20

our former parent; our ability to be awarded new business or loss of business from increased competition; higher than anticipated costs and use of resources related to developing new technologies; higher raw material, energy and commodity costs; component shortages; changes in customer and consumer preferences for end products; market acceptance of our new products; dependence on and relationships with customers and suppliers; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; costs or difficulties related to the integration of any new or acquired businesses and technologies; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; product liability, warranty and recall claims and investigations and other litigation and customer reactions thereto; higher expenses for our pension and other postretirement benefits, including higher funding needs for our pension plans; work stoppages or other labor issues; possible adverse results of future litigation, regulatory actions or investigations or infringement claims; our ability to protect our intellectual property rights; tax assessments by governmental authorities and changes in our taxes; dependence on key personnel; legislative or regulatory changes impacting or limiting our business; political conditions; and other risks and uncertainties contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was publicly filed with the SEC on February 21, 2020.
For any forward-looking statements contained in this Proxy Statement or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Veoneer, Inc. 2020 Proxy Statement - 21

EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is information regarding the current executive officers of the Company who are not also directors:

Mats Backman Executive Officer Since: March 1, 2019 Title: CFO and Executive Vice President, Finance Age: 52	Mr. Backman has served as CFO and Executive Vice President, Finance of Veoneer since March 2019. Mr. Backman had served as the Chief Financial Officer and Group Vice President, Finance of Autoliv, Inc. since May 2016. Mr. Backman served as Executive Vice President and Chief Financial Officer of Sandvik AB (“Sandvik”), a maker of high-tech tools, tooling systems and steel and alloy products, from 2013 through May 2016. Mr. Backman was with Sandvik since 2007 and served as its Acting President and Chief Executive Officer from August 2015 through October 2015, its Senior Vice President & Chief Financial Officer, Tooling from 2012 to 2013, and its Chief Financial Officer, IT & Business Development, Sandvik Machining Solutions from 2009 to 2012. Mr. Backman is a member of the board of directors of Gränges AB, a Swedish public company that is a global supplier of rolled aluminum products for heat exchanger applications. Mr. Backman has a BSc in Business Administration & Economics from the University of Stockholm in Sweden.

Nishant Batra Executive Officer Since: November 13, 2018 Title: Executive Vice President and Chief Technology Officer Age: 41
Mr. Batra was appointed as Executive Vice President and Chief Technology Officer of the Company in November 2018. Immediately prior to his appointment, he served as the Product Area Head of Network Products at Ericsson and has held several key positions in the US, Sweden, and India since joining Ericsson in 2006. He has carried out multi-functional roles in product management, sales, technology, and general management. Mr. Batra graduated with an MBA from INSEAD in 2006 and has M.Sc. degrees in telecommunications and computer science from Southern Methodist University.

Matthias Bieler Executive Officer Since: February. 1, 2020 Title: Executive Vice President, Business Unit Europe Age: 53
Mr. Bieler was appointed as Veoneer's Vice President and Managing Director for VW, PAS and JLR, in November 2019 and subsequently appointed Executive Vice Executive Business Units Europe, effective February 1, 2020. Prior to joining Veoneer, Mr. Bieler was self-employed for several years after holding multiple senior management positions within program management, business development and sales in Europe and China for TRW Automotive and then, following its acquisition of TRW Automotive, as a Senior Vice President for ZF Friedrichshafen from 2015-2017. Mr. Bieler holds an engineering degree in electrical engineering from University of Paderborn and an Executive MBA from Henley Management College.

Art Blanchford Executive Officer Since: April 1, 2018 Title: Executive Vice President, Business Unit NACK Age: 48
Mr. Blanchford served as our Executive Vice President, Sales, Marketing and Product Planning until our organizational re-alignment effective December 1, 2018, at which time he became the Executive Vice President, for North America, China, and Korea Business Units (NACK). Prior to joining Veoneer, Mr. Blanchford was Vice President, Sales, Marketing & Product Planning for Autoliv Electronics since 2016. During his 22-year career at Autoliv, Mr. Blanchford served as President of Autoliv Greater China, Vice President, Global Business Development, Vice President of the global General Motors business unit of Autoliv and in other various engineering, program management, operations and sales positions. Mr. Blanchford holds a Bachelor´s degree in Mechanical Engineering from Tennessee Technological University and an Executive MBA from the Ross School of Business at the University of Michigan.

Thomas Jönsson Executive Officer Since: April 1, 2018 Title: Executive Vice President, Communications and Investor Relations Age: 54	Mr. Jönsson has served as Executive Vice President, Communications and Investor Relations of Veoneer since April 1, 2018. Prior to joining Veoneer, Mr. Jönsson had served as Vice President, Corporate Communications of Autoliv since May 2013. Prior to joining Autoliv in January 2013, Mr. Jönsson served from June 2010 to December 2012 as Vice President of Brand and External Communications for TeliaSonera, a leading Nordic and Baltic telecommunications company. Before joining TeliaSonera, Mr. Jönsson had an international career working for Nokia and Intel Corporation. Mr. Jönsson studied Business Administration at the University of Stockholm.

Veoneer, Inc. 2020 Proxy Statement - 22

Mikael Landberg Executive Officer Since: March 1, 2020 Title: Executive Vice President, Human Resources Age: 51
Mr. Landberg was appointed as Executive Vice President, Human Resources of the Company effective March 1, 2020. Immediately prior to joining the Company, he served as the Chief Human Resources Officer of Sweco AB since January 2018. Prior to that, Mr. Landberg worked for DeLaval for almost ten years where he served in progressively senior positions, and was appointed Senior Vice President of Human Resources in 2012. Mr. Landberg holds a Bachelor´s degree in Human Resources, Industrial Relations and Labour Relations from Uppsala University, and an Executive MBA from the Stockholm School of Economics.

Takayoshi Matsunaga Executive Officer Since: October 4, 2019 Title: Executive Vice President, Business Unit Japan and India Age: 62	Mr. Matsunaga has served as Executive Vice President, Business Unit Japan and India since October 2019. Prior to being appointed as Executive Vice President he served as Senior Manager, Engineering at Veoneer Nissin Brake Systems Japan. Before joining Veoneer Mr. Matsunaga served as Executive Manager for Enshu Co. Ltd. (2015-2017) and in multiple senior roles for Autoliv Japan (2000-2017) including as Vice President, Global Toyota Business Unit. In 2013, Mr. Matsunaga pled guilty to criminal violations of the U.S. federal antitrust laws associated with the U.S. government’s investigation of anti-competitive behavior among parts suppliers, including seatbelts, in the global automotive vehicle industry. The principal conduct associated with Mr. Matsunaga’s plea agreement occurred prior to 2011 while Mr. Matsunaga was at our former parent company. Mr. Matsunaga has satisfied the terms of his guilty plea. Our board of directors is informed of the facts and circumstances surrounding this event.
Steve Rodé Executive Officer Since: April 1, 2018 Title: Executive Vice President, Operations Age: 58
Mr. Rodé has served as Executive Vice President, Operations of Veoneer since April 1, 2018. Prior to joining Veoneer, Mr. Rodé had served as Senior Vice President, Operations for Autoliv Electronics since January 2017. Prior to that, Mr. Rodé served as President of Autoliv’s Passive Safety Electronics division from September 2014 to December 2016, and as Acting President of Autoliv Electronics from September 2014 to June 2015. Mr. Rodé served as President of the Business Area Electronics from April 2007 to August 2014. Mr. Rodé has also served in various positions in engineering, product development, production management and quality within Visteon and Ford Electronics. Mr. Rodé has a Bachelor´s degree in Mechanical Engineering from the University of Waterloo, Ontario.

Lars Sjöbring Executive Officer Since: April 1, 2018 Title: Executive Vice President, Legal Affairs, General Counsel and Secretary Age: 52
Mr. Sjöbring has served as the Executive Vice President, Legal Affairs, General Counsel and Secretary of Veoneer since April 1, 2018. Mr. Sjöbring had served as Group Vice President, Legal Affairs, General Counsel and Secretary of Autoliv since November 2015. Mr. Sjöbring served as Senior Vice President and General Counsel of Transocean Ltd., a leading international provider of offshore contract drilling services, from March 2014 through November 2015. Prior to his time with Transocean, Mr. Sjöbring served as Autoliv’s Vice President, Legal Affairs, General Counsel and Secretary from September 2007 until February 2014. Over the course of his career, Mr. Sjöbring has also held various positions at Telia AB, Skadden Arps, Slate, Meagher and Flom LLP and Nokia Corporation. Mr. Sjöbring holds Master of Law degrees from the University of Lund in Sweden and Amsterdam School of International Relations (ASIR) in the Netherlands and a Master of Corporate Law degree from Fordham University School of Law in New York.

Per Skytt Executive Officer Since: May 13, 2019 Title: Executive Vice President, Technical Competence Centers Age: 53
Mr. Skytt has served as Executive Vice President, Technical Competence Centers since May 2019. Prior to joining Veoneer, Mr. Skytt served in a number of roles and functions at ABB, a multinational corporation specializing in the areas of robotics, heavy electrical equipment and automation technology. At ABB, Mr. Skytt served in the roles of Vice President and Global Research and Development, Manager Substation Automation, Vice President and Research and Development Product Manager, High Voltage Direct Current (HVDC), Vice President HVDC Systems Manager, and Senior Vice President, Global HVDC Service. Mr. Skytt has a PhD in Physics, Signal Processing, and Automatic Control from Uppsala University in Uppsala, Sweden.

Veoneer, Inc. 2020 Proxy Statement - 23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2019 for each person known by us to beneficially own more than 5% of our common stock, except where otherwise noted, and as of March 9, 2020 for (i) each of our directors and nominees; (ii) each of our named executive officers (as defined on page 27 of this Proxy Statement); and (iii) all of our directors, named executive officers and executive officers as a group. A person is deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

	Common Stock Beneficially Owned (1) (2)
Name of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Cevian Capital II GP Limited (3) 11-15 Seaton Place, St. Helier, Jersey JE4 0QH, Channel Islands	10,676,924	9.57%
Alecta pensionsförsäkring, ömsesidigt (4) Regeringsgatan 107, SE-103 73, Stockholm, Sweden	10,061,200	9.02%
Fjärde AP-Fonden/Fourth Swedish National Pension Fund Box 3069/Jakobsbergsgatan 16, SE 103 61 Stockholm	9,721,679	8.71%
AMF Pensionsförsäkring AB (5) Klara Södra Kyrkogata 18, SE-113 88, Stockholm, Sweden	8,675,639	7.78%
Swedbank Robur Fonder AB (6) SE 105 34, Stockholm, Sweden	8,008,668	7.18%
Nordea Investment Management AB (7) Strandgade 3, Copenhagen, 1401, Denmark	7,262,444	6.51%
Directors and Named Executive Officers
Robert W. Alspaugh (8)	12,106	*
Mats Backman	2,913	*
Nishant Batra	0
Mathias Bieler	0
Art Blanchford	2,539	*
Jan Carlson	241,834	*
Mary Louise Cummings (8)	8,043	*
Mark Durcan (8)	8,043	*
Mathias Hermansson (9)	2,500	*
Thomas Jönsson	16,703	*
Mikael Landberg	0
Takayoshi Matsunaga	0
James M. Ringler (8)	15,534	*
Steve Rodé	11,120	*
Kazuhiko Sakamoto (8)	11,850	*
Lars Sjöbring	7,943	*
Per Skytt	0
Jonas Synnergren (8)	8,043	*
Mikko Taipale (10)	3,095	*
Wolfgang Ziebart (8)	10,169	*
All directors, named executive officers and executive officers as a group (20 individuals including those named above)	362,435	*
* Less than 1%

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(1)Based on 111,554,560 shares of the Company’s common stock outstanding as of March 9, 2020 except as noted below. The figures in the table and notes thereto represent beneficial ownership and sole voting and investment power except where indicated.
(2)Includes restricted stock units that vested on February 19, 2020 , restricted stock units that will vest in one installment on the earlier of the date of the next annual meeting of stockholders or May 8, 2020, subject to the Non-employee director’s continued service on the vesting date, subject to certain exceptions, and shares individuals have the right to acquire upon exercise of options exercisable within 60 days, including: Jan Carlson – 43,959 shares, Thomas Jönsson - 5,656 shares, and Steven Rodé – 4,279 shares
(3)The number of shares owned was provided by Cevian Capital II GP Limited (“Cevian”) pursuant to Amendment No. 1 to its Schedule 13G filed with the SEC on February 14, 2020, indicating beneficial ownership as of December 31, 2019. The total number of shares include 2,653,275 Swedish Depositary Receipts representing 2,653,275 shares of the Company’s common stock. Cevian reported sole power to vote and dispose of all such shares.
(4)The number of shares owned was provided by Alecta pensionsförsäkring, ömsesidigt pursuant to Amendment No. 1 to its Schedule 13G filed with the SEC on January 21, 2020, indicating beneficial ownership as of December 31, 2019. Alecta pensionsförsäkring, ömsesidigt reported sole power to vote and dispose of all such shares.
(5)The number of shares owned was provided by AMF Pensionsförsäkring AB, pursuant to Amendment No. 1 to its Schedule 13G filed with the SEC on January 30, 2020, indicating beneficial ownership as of December 31, 2019. AMF Pensionsförsäkring AB reported sole power to vote and dispose of 6,250,000 shares and shared power to vote and dispose of 2,425,639 shares.
(6)The number of shares owned was provided by Swedbank Robur Fonder AB pursuant to its Schedule 13G filed with the SEC on February 13, 2020, indicating beneficial ownership as of December 31, 2019. Swedbank Robur Fonder AB reported sole power to vote 6,679,267 shares and sole power to dispose of 8,008,668 shares.
(7)The number of shares owned was provided by Nordea Investment Management AB pursuant to its Schedule 13G filed with the SEC on February 10, 2020, indicating beneficial ownership as of December 31, 2019. Nordea Investment Management AB reported power to vote 0 shares and sole power to dispose of 7,262,444 shares, Nordea Funds Ltd. reported sole power to vote 6,718,480 shares and power to dispose of 0 shares and NIF Contractual Funds reported sole power to vote 6,710,984 shares and power to dispose of 0 shares.
(8)Includes 5,698 restricted stock units that will vest in one installment on the earlier of the date of the next annual meeting of stockholders or May 8, 2020, subject to the non-employee director’s continued service on the vesting date, subject to certain exceptions.
(9)Mr. Hermansson resigned as the CFO of the Company effective March 1, 2019.
(10)Mr. Taipale entered into a mutual separation agreement with the Company on September 12, 2019 but continued to provide services to the Company until February 29, 2020.
RELATIONSHIP AND RELATED PARTY TRANSACTIONS
Related Party Transactions
As a general matter, the Company prefers to avoid related person transactions (as defined below). We recognize that such transactions present a heightened risk of conflicts of interest and have adopted a written Related Person Transaction Reporting and Approval Policy to which all related-party transactions are subject. The Company recognizes, however, that certain related person transactions may not be inconsistent with the best interests of the Company and its stockholders. The Company’s policy is that all related person transactions must be reviewed and approved or ratified by the Audit Committee or, in certain circumstances, its Chairman.
As provided in the Related Person Transactions Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) or change or amendment to an existing relationship, in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any “Related Person” (as defined in the Related Person Transactions Policy) had, has or will have a direct or indirect interest. In determining whether to approve a related person transaction, the Audit Committee considers all of the known relevant facts and circumstances, including the benefit of the transaction to the Company, the terms of the agreement with the Related Person, the possible impact on a director’s independence, the availability of other sources for goods or services comparable to those provided by the Related Person, and any other information regarding the transaction or the Related Person that may be material.
Transaction with Autoliv in Connection with Spin-Off
After the completion of the Spin-off, due to Mr. Carlson’s prior position as CEO and President of Autoliv and continuing role as Chairman of the board of directors of Autoliv, and his role as CEO, President and Chairman of Veoneer, Mr. Carlson and Autoliv are considered related persons of Veoneer. Autoliv and Veoneer entered into a number of agreements to effect the internal reorganization, which is further described below, and Spin-off and other agreements that govern the relationships between the parties following the completion of the Spin-off. Although Veoneer is no longer a subsidiary of Autoliv, certain of these agreements will continue to be considered related person transactions. The Audit Committee has reviewed and ratified these arrangements. When reviewing these transactions, in addition to considering Mr. Carlson’s position with Autoliv, the Audit Committee also considered (i) the amounts involved, to the extent quantifiable, (ii) the benefits to Veoneer of the transactions, (iii) the lack of availability of other sources of comparable products or services, and (iv) that, due to the nature of the Spin-off, the transactions are not comparable to the terms available to unaffiliated entities or persons.

Veoneer, Inc. 2020 Proxy Statement - 25

As part of the Spin-off, Veoneer underwent an internal reorganization, pursuant to which, among other things and subject to limited exceptions, all of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with the electronics business of Autoliv were retained by or transferred to Veoneer or our subsidiaries and all other assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) of Autoliv were retained by or transferred to Autoliv or its subsidiaries (other than Veoneer).
Following the Spin-off, we and Autoliv began operating independently, and neither have any ownership interest in the other. To govern certain ongoing relationships between us and Autoliv after the Spin-off and to provide mechanisms for an orderly transition, we and Autoliv entered into agreements pursuant to which certain services and rights are provided for following the Spin-off, and we and Autoliv will indemnify each other against certain liabilities arising from our respective businesses.
Descriptions of the agreements entered into with Autoliv in connection with the Spin-off are set forth in Annex A.
Stockholder Agreements
Cooperation Agreement with Cevian Capital II GP Limited
On May 24, 2018, the Company and Autoliv entered into a Cooperation Agreement (the “Cooperation Agreement”) with Cevian Capital II GP Limited (“Cevian”), pursuant to which Autoliv agreed to take action for Veoneer to appoint Mr. Synnergren, a partner of Cevian, to Veoneer’s Board following the Spin-off and Cevian agreed to certain standstill provisions. Veoneer agreed to nominate Mr. Synnergren or a replacement designee of Cevian at future annual meetings of Veoneer to elect directors, subject to the terms and conditions of the Cooperation Agreement.
The appointment of Mr. Synnergren (or a replacement designee of Cevian) to the Board and his inclusion on future slates of directors during the Standstill Period (defined below) was conditioned upon Cevian owning at least 8% of the outstanding shares of Autoliv common stock at the time of the Spin-off and, thereafter, at least 8% of the outstanding common stock of Veoneer. Mr. Synnergren agreed to offer his resignation from the Board if Cevian no longer owns at least 8% of the then-outstanding shares of common stock of Veoneer.
Under the terms of the Cooperation Agreement, Cevian agreed to certain standstill restrictions including restrictions on Cevian (i) acquiring more than 19.9% of the Company, (ii) soliciting or granting proxies to vote shares of the Company’s common stock, (iii) initiating stockholder proposals for consideration by the Company’s stockholders, (iv) nominating directors for election to the Company’s Board, (v) making public announcements or communications regarding a plan or proposal to the Company’s Board, including its management plans, and (vi) submitting proposals for or offers of certain extraordinary transactions involving the Company, in each case, subject to certain qualifications or exceptions.
The foregoing standstill restrictions will terminate automatically upon the earliest of (i) 30 days following the time Mr. Synnergren (or his replacement, as applicable) no longer serves on the Company’s Board, (ii) the fifth business day after Cevian delivers written notice to Autoliv and the Company of a material breach of the Cooperation Agreement by the Company if such breach is not cured within the notice period, (iii) the announcement by Veoneer of a definitive agreement with respect to certain transactions that would result in the acquisition by any person or group of more than 50% of the outstanding shares of the Company’s common stock, or (iv) the commencement of certain tender or exchange offers which if consummated would result in the acquisition by any person or group of more than 50% of the outstanding shares of the Company’s common stock (the “Standstill Period”). The Cooperation Agreement will terminate upon the expiration of the Standstill Period or any other date established by mutual written agreement of the parties.

Veoneer, Inc. 2020 Proxy Statement - 26

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation awarded to, earned by, or paid to each of the Company’s “named executive officers” during the last completed fiscal year, and discusses the principles and decisions underlying our executive compensation policies and the most important factors relevant to an analysis of these decisions and policies.
Executive compensation disclosed in this Proxy Statement will be subject to an advisory say-on-pay vote at the Annual Meeting. Our Board and the Compensation Committee value the benefits of maintaining a dialogue with our stockholders and understanding their views. The Compensation Committee intends to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers and will make adjustments to support Veoneer’s strategies and to remain competitive within our market.
Our Named Executive Officers in 2019
In accordance with the relevant rules and regulations promulgated by the SEC, our “named executive officers” are the CEO, the current CFO, the former CFO, and three other executive officers who had the highest total compensation during 2019. The named executive officers are as follows:
•Jan Carlson (President and CEO)
•Mats Backman(1) (CFO and Executive Vice President of Financial Affairs)
•Lars Sjöbring (Executive Vice President Legal Affairs, General Counsel and Secretary)
•Nishant Batra (Executive Vice President and CTO)
•Mathias Hermansson(2) (our former CFO and Executive Vice President)
•Mikko Taipale(3) (our Former Executive Vice President, Human Resources)
(1)Mr. Backman commenced employment with the Company on March 1, 2019.
(2)Mr. Hermansson resigned as the Company’s CFO effective March 1, 2019.
(3)Mr. Taipale entered into a mutual separation agreement with the Company on September 12, 2019, but continued to provide services to the Company, and remained an executive officer of the Company, until February 29, 2020.
Executive Summary of 2019 Compensation Program and Program Development
Historical compensation for our executive officers was determined by Autoliv and 2018 compensation was determined while Autoliv was in the process of implementing the Spin-off of Veoneer. During this time, Veoneer was building its executive team and preparing stand-alone financial reports. The circumstances surrounding the Spin-off made it challenging to associate reasonable and clear performance goals with executive long-term compensation. Our 2019 executive compensation program is the first program designed by our Compensation Committee exclusively (with the assistance of its advisors) and implemented specifically for Veoneer as a stand-alone company after the Spin-off. We designed a 2019 executive compensation program that reflects enhancements that align our program with compensation best practices and that we believes reflects market realities and creates more refined and focused incentives for our management team.
Our 2019 executive compensation program reflected the following:
•Pay for Performance Alignment. The compensation of our named executive officers is substantially tied to company performance.
–The Compensation Committee introduced performance shares (PSs) to our long-term incentive (LTI) program. In 2019, our named executive officers received 75% of their LTI awards in the form of PSs, which may be earned based on our achievement of annual gross margin goals established by the Compensation Committee at the beginning of the year, with the final number of earned PSs subject to downward adjustment based on our share price measured at the end of the three-year performance period, and the remaining 25% in RSUs that vest in one installment on the third anniversary of the grant date. In 2019, the company did not reach the annual gross margin goal for payout of performance shares and therefore no PSs were earned for 2019 performance.

Veoneer, Inc. 2020 Proxy Statement - 27

–In 2019, each of our named executive officers was eligible to earn an annual non-equity incentive award based on equally weighted pre-established targets for our Order Intake (defined below) and RD&E net spend (defined below).
–A significant portion of our named executive officers' total direct compensation is tied to our stock price, which is a measure of our overall financial performance. For example, the retention award granted to Mr. Backman on March 1, 2019 had a value on the date of grant of $752,750, but the value of his award declined with the decline in our stock price since the date of grant ($390,500 as of December 31, 2019). Similarly, any LTI program awards in the form of PSs and RSUs will rise or decline in value with our stock price over their vesting terms.
•Double-trigger Change-in-Control Acceleration. Consistent with compensation best practice the Compensation Committee implemented a ”double-trigger” change-in-control acceleration provision for the long-term equity incentive awards granted to our executive officers in 2019 (instead of the single-trigger acceleration provision applicable to awards granted prior to 2019). Specifically, (i) in the event of a change in control in which the LTI awards are assumed by the surviving entity, if the employee’s employment is terminated without cause (or, in certain cases, if he or she resigns for good reason) within two years following the change in control, then the RSUs and PSs will immediately vest (at actual performance achievement for fulfilled performance periods and at the target level for unfulfilled performance periods, in the case of PSs); and (ii) in the event of a change in control in which the awards are not assumed by the surviving entity, then the RSUs and PSs will become immediately vested (at actual performance achievement for fulfilled performance periods and at the target level for unfulfilled performance periods, in the case of the PSs).We have implemented a ”double-trigger” change-in-control acceleration provision for the long-term equity incentive awards granted to our executive officers in 2019.
•Updated Peer Groups. For 2019 we adjusted the peer groups used to help establish executive compensation to include peers similar in both business type and size and have created both Swedish and U.S. peer groups to properly calibrate compensation for executives based in both markets.
In addition to the foregoing, our program for 2019 continued the following features:
•Strong Pay Governance Practices. Our program reflects several strong pay governance practices including: stock ownership guidelines, a compensation recoupment policy, a policy against hedging or pledging of Company securities, and an annual compensation risk assessment.
•CEO Payment Arrangements. As disclosed last year and discussed in further detail below, in connection with the Spin-off and his appointment with the Company, Mr. Carlson became eligible to receive an annual $2,000,000 retention bonus payment in each of July 2019, 2020, and 2021, provided that he remained/remains employed by Veoneer on each such date, payable 50% in cash and 50% in cash settled RSUs, which aligns the value of the retention payment with the performance of the Company and the interests of our stockholders. On June 10, 2019, we amended Mr. Carlson’s employment agreement to provide that the cash-settled RSUs that vested on July 1, 2019 would be settled in the form of shares of Company common stock, instead of a cash payment having a value equal to such shares.
Compensation Philosophy
Main principles
Veoneer believes that to achieve its strategic and financial objectives, it is necessary to attract, motivate and retain exceptional management talent. In addition, total compensation offered to our executive management should provide a shared responsibility for overall Company results which is aligned with the interests of the Company’s stockholders. Our compensation strategy is therefore based on principles of performance, competitiveness and fairness.

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Compensation Program Objectives
The primary objectives of our compensation program are to:

Objective A:	Offer total compensation and benefits sufficient to attract, motivate and retain the management talent necessary to ensure the Company’s continued success;
Objective B:	Align the interests of the executives and the stockholders;
Objective C:	Reward performance in a given year and over a sustained period using straightforward programs to communicate our performance expectations; and
Objective D:	Encourage company-wide cooperation among members of the executive, regional and business unit management teams and throughout the Company.
Compensation Mix
The Company seeks to establish a balanced distribution of fixed and variable incentive compensation elements over time by using several components of compensation. Total compensation for our named executive officers consists of base salary, annual non-equity incentives, long-term equity incentives, retirement/pension and other benefits. The Company believes that a balanced compensation structure focuses our executive officers on increasing long-term stockholder value while providing fewer incentives for undue risk in the short-term.

Component 1 Base Salary
Supporting Objective A
Purpose: Provides a set level of pay warranted by position and sustained individual performance. A competitive base salary is important to attract and retain an appropriate caliber of talent for the position.
The Compensation Committee also intends for base salary to comprise, on average over time, 40% of total direct compensation for the CEO and 50% for other named executive officers.

Component 2 Short-Term Incentive
Supporting Objectives A, B, C & D
Purpose: Recognizes short-term performance against established annual financial performance goals and creates focus and engagement in delivering results.
Annual non-equity incentive awards are always capped and directly tied to the Company’s performance.

Component 3 Stock Incentive	Supporting Objectives A, B, C & D Purpose: Provides our executive officers with incentives to build longer-term value for our stockholders while promoting retention of critical executives.
Component 4 Pension / Retirement and Other Benefits
Supporting Objective A
Purpose: Provides additional value for our executives by competitive and market- aligned benefits.
All senior executives participate in defined contribution plans rather than defined benefit plans.

Market and Market Position	The Compensation Committee’s objective is to approximate the market median for base salaries as well as total direct compensation of the relevant market data primarily linked to the country in which the named executive officer is located.

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How We Use Market Data
We consider the competitive environment where our significant operations and markets are located in order to provide a compensation package that optimizes value to the participant and cost to the Company. The Compensation Committee and management believe that it is their responsibility to use discretion and make informed judgments as to individual compensation packages or pay levels that may occasionally deviate above or below our target pay strategy based on factors such as:
1. Individual performance and potential relative to market.
2. Long-term succession planning and talent management.
3. Business conditions in our industry or the market overall as well as business or regulatory conditions in the executive’s area of responsibility.
4. Cases where individuals are asked to step into new roles and responsibilities for specific projects or strategic initiatives.

Base Salaries
Initial base salaries are primarily a function of the Compensation Committee’s assessment of (i) market compensation levels, (ii) the references made to base salary in our compensation philosophy for executive management, (iii) the compensation required to attract and retain the executive, and (iv) the Company’s need to fill the position either internally or externally. As part of the 2019 compensation review, the Compensation Committee increased based salaries for our named executive officers, other than Mr. Carlson, by approximately 3-4.5%, consistent with general market practice. Mr. Carlson did not receive a base salary increase for 2019.
Annual Non-Equity Incentives
Members of our executive management team, including our named executive officers, are eligible to earn an annual non-equity incentive award based on achievement against pre-established performance criteria. Target payout amounts are reflected as a percentage of the executive’s base salary, as set forth in the following table.

Annual Non-Equity Incentive Opportunity for Our Named Executive Officers in 2019
Named Executive Officer	Incentive as a % of Base Salary
	Threshold	Target	Maximum
Jan Carlson	0%	75%	150%
Mats Backman	0%	45%	90%
Lars Sjöbring	0%	35%	70%
Nishant Batra	0%	45%	90%
Mathias Hermansson (1)	0%	0%	0%
Mikko Taipale	0%	35%	70%
(1)Mr. Hermansson resigned as the Company’s CFO effective March 1, 2019, and he was not eligible to receive his annual non-equity incentive award for 2019.
Each of our named executive officers was eligible to earn an annual non-equity incentive award based on equally weighted pre-established targets for our Order Intake and RD&E net spend.

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Order Intake is defined as the average annualized sales of documented new business awards based on the estimated average annual product volumes, average annual sales price for such products, and exchange rates.
Threshold:  If the Order Intake is $1.105 billion or less, the Company does not pay any annual incentive.
Target:  If the Order Intake is $1.3 billion the payment is made at target level. Payout for performance between threshold and target, and target and maximum is calculated through a linear interpolation (“along a straight line”) between said levels. The Committee set the Order Intake target for 2019 at a level consistent with the expectation that we communicated to our stockholders in early 2019 that our Order Intake for 2019 would be similar to our 2018 order intake of more than $1.2 billion.
Maximum:  If the Order Intake is $1.495 billion or more the payment equals two times the target payout, the maximum payout under the program.
RD&E Net is defined as the total Research, Development and Engineering cost reduced by engineering cost paid by customers for the year.
Threshold:  If the RD&E Net is $660.1 million or more, the Company does not pay any annual incentive.
Target:  If the RD&E Net is $574 million the payment is made at target level. Payout for performance between threshold and target, and target and maximum is calculated through a linear interpolation (“along a straight line”) between said levels.
Maximum:  If the RD&E Net is $487.9 million or less the payment equals two times the target payout, the maximum payout under the program.
The Company believes that using a limited number of performance metrics provides a clear direction to our executives and promotes our approach through shared responsibility for overall results. In addition, the Company believes that a limited number of performance metrics enhances the transparency of our annual incentive program and provide easy to understand information to our investors. Finally, we believe a metric based on overall Company performance rather than individual or local performance mitigates the risk of excessive risk-taking that could arise from individual performance-based incentives. We believe this simple, transparent approach supports good corporate governance.
Adjustments for Certain Events
The RD&E Net targets noted above reflect the goals as formally adjusted by the Compensation Committee in November 2019. The Compensation Committee considers the impact on performance of events that occurred during the calendar year, including, without limitation, specific, unusual or nonrecurring events, or objectively determinable category thereof, and reserves the right to, in its sole discretion, adjust the performance goals to account for the impact of any such specified event. The Compensation Committee considers whether adjustments are appropriate to best reflect the operating results of the Company and appropriately incent and reward management in a manner that is in the best interests of stockholders. The RD&E Net targets established at the beginning of 2019 contemplated cost savings from a strategic project with one of Veoneer´s joint ventures that was cancelled due to an unanticipated shift in the joint venture's strategic plan. The Compensation Committee discussed this shift as the facts developed and, after such discussion and evaluation, concluded that it was appropriate to adjust the RD&E Net targets to reflect the cancellation of such project, as the circumstances leading to the cancellation of such project were outside the control of our executive officers and the corresponding impact of the project cancellation on RD&E Net without adjustment would not accurately reflect our performance for the year. Accordingly, the Compensation Committee adjusted the RD&E target by 34 MUSD from 540 MUSD. The payout ranges (Threshold and Maximum payout) were adjusted accordingly to remain at the same level of performance attainment in relation to target achievement (115% and 85% of target).

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Actual Non-Equity Incentive Award Levels
Annual non-equity incentive awards are directly tied to the Company’s performance. The amount of the non-equity incentive awards earned by our named executive officers is reflected in the table below. For 2019, Order Intake was approximately $542 million resulting in no payout. For 2019, RD&E net spend was approximately $562 million and the payout was made at 114% of target level (as such target level was adjusted as described above).

Actual Payout Annual Non-Equity Incentive Program
Year	Payout
2019	57%
January – June 2018	100%
July – December 2018	120%
Equity Incentives
In 2019, our named executive officers received 75% of their LTI award value in the form of PSs and the remaining 25% in RSUs.
Restricted Stock Units. We believe that RSUs provide a powerful tool to retain valuable executives because:
•RSUs are easy to understand and communicate;
•Due to the expected three-year vesting schedule, RSUs encourage the executive to stay with the Company or forfeit significant accumulated value; and
•RSUs also mitigate excessive risk-taking by focusing management on long-term value creation and ownership accumulation that provides alignment with stockholders.
RSUs to be issued by the Company cliff-vest on the third anniversary of the grant date, subject to the grantee’s continued employment with the Company on such vesting date, and subject to limited exceptions.
Performance Shares. We believe that PSs focus and direct the efforts of our executives toward the attainment of critical multi-year corporate objectives as well as further encourage employment retention because:
•The performance metrics selected for the PSs will be reflected in our long-term value creation; and
•Due to the performance period and three-year vesting period, PSs will parallel the RSUs in encouraging the executive to stay with the Company or forfeit potential significant accumulated value.
Our named executive officers may earn 0%-200% of the target number of PSs based on the Company’s achievement of annual gross margin goals established by the Compensation Committee at the beginning of each year during a three-year performance period. The final number of PSs earned is subject to downward adjustment based on our share price measured at the end of the three-year performance period. The Compensation Committee believes that annual gross margin performance targets are appropriate at this time due to the complexity in setting three-year cumulative targets. The Committee intends to implement three-year cumulative targets for PSs for future LTI programs when practical.
Actual Equity Incentive Award Levels
Annual equity incentive awards are directly tied to the Company’s performance. The annual gross margin goal for the 2019 PS awards did not meet the threshold for payout. Therefore, no PSs were earned for 2019 performance.
Pension / Retirement and Other Post-Employment Benefits
Veoneer provides certain supplemental retirement/pension and other post-employment benefits, in addition to the mandatory programs required by local national statutes and maintains defined contribution plans for our named executive officers that are competitive with customary local practice. The programs’ terms are as follows:
Defined Contribution Programs (individual retirement investment from Company contributions). All senior executives participate in defined contribution plans rather than defined benefit plans.

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The Company contributes a percentage of each executive’s annual base salary to the plan, as follows:

Retirement - Defined Contribution Level As % of annual base salary
Name	Level of Contribution
Jan Carlson	48%
Mats Backman (1)	35%
Lars Sjöbring (2)	35%
Nishant Batra (2)	See below and “Nonqualified Deferred Compensation” table
Mathias Hermansson (3)	35%
Mikko Taipale (4)	35%
(1)Mr. Backman commenced employment with the Company on March 1, 2019.
(2)Comprised of contributions to both 401(k) and non-qualified contribution plans.
(3)Mr. Hermansson resigned as the CFO of the Company effective March 1, 2019. Pursuant to the terms of his Agreement of Resignation Conditions, the Company continued to make contributions to the plan through June 20, 2019.
(4)Pursuant to the terms of Mr. Taipale’s mutual separation agreement, the Company will continue to make contributions to the plan through March 12, 2020.
Both Messrs. Sjöbring and Batra participated in a 401(k) plan available to U.S. based employees in 2019. Under this plan, the Company makes an employer matching contribution equal to 100% of the first 3%, and then equal to 50% of the next 2% of employee contributions (expressed as percentage of base pay), up to certain limits. Messrs. Sjöbring and Batra also participated in a non-qualified defined contribution plan.
Defined Benefits Program. Mr. Carlson participated in a Company defined benefit plan prior to becoming CEO of Autoliv. This plan is frozen and remains with Autoliv. None of our named executive officers are parties to a defined benefit arrangement with the Company.
Termination/Severance Agreements. Each of our named executive officers has an employment agreement with the Company, pursuant to which he is entitled to certain severance benefits in the event of his termination of employment. A detailed summary of the terms of these agreements is provided on 46 of this Proxy Statement. In addition, each of Messrs. Carlson, Backman, Sjöbring and Batra has a change-in-control (“CiC”) severance agreement with the Company, pursuant to which the executive is entitled to certain severance benefits in the event of his termination of employment in connection with a CiC (which benefits would be in lieu of any benefits under the employment agreement). These arrangements were provided to certain of our most senior executive officers as a competitive pay package component to encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes.
Pursuant to the Autoliv 1997 Stock Incentive Plan and the Veoneer 2018 Stock Incentive Plan, outstanding equity awards will become fully vested upon the occurrence of a CiC. As discussed earlier in this CD&A, awards granted in 2019 and forward have a ”double-trigger” change-in-control acceleration. The “change-in-control” definition contained in Autoliv’s 1997 Stock Incentive Plan and Veoneer’s 2018 Stock Incentive Plan and CiC severance arrangements is predicated on actual consummation of a corporate transaction, such as a merger, rather than upon stockholder approval of the transaction. This avoids an inadvertent “early trigger” of any CiC provisions should the transaction fail to close.
We do not provide tax gross-up protection for CiC excise taxes (i.e., U.S. taxes under Section 4999 of the United States Internal Revenue Code of 1986, as amended (the “U.S. Internal Revenue Code”), applied to change-in-control payments that exceed certain amounts under Section 280G) to our named executive officers.
Executive Compensation Responsibilities
Role of the Compensation Committee
The Compensation Committee reviews our named executive officers’ pay levels and target incentive opportunities versus the competitive market and considers information provided by the consultants regarding trends, input from the Executive Vice President, Human Resources, the CEO’s recommendations as to compensation for our named executive officers (other than himself) and other relevant factors as discussed above in the “Compensation Philosophy” section.

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Role of the Independent Compensation Committee Consultant
The Compensation Committee regularly engages an independent advisor, who reports directly to the Compensation Committee. The independent advisor attends routine meetings of the Compensation Committee and provides independent perspective and advice to the Compensation Committee on various aspects of the Company’s total compensation system and the market environment in which the Company operates. Additional information regarding the role of the Compensation Committee’s advisor, FW Cook, may be found later in this CD&A in the “2019 Executive Compensation Decisions” section.
Role of the Chief Executive Officer
Our CEO regularly participates in the meetings of the Compensation Committee. The CEO and Executive Vice President, Human Resources work together to develop a recommendation to present to the Compensation Committee with respect to compensation packages for each of our named executive officers, other than the CEO. As a result, our CEO generally has a significant impact on the compensation paid to the other named executive officers. In addition, the Compensation Committee has delegated to the CEO the authority for the determination of certain grants to employees other than executive officers under our long-term incentive plan, subject to established grant limits. The Compensation Committee regularly holds executive sessions, excusing the CEO from the meeting, to discuss matters related to the CEO’s compensation.
Role of the Management Consultant
Management periodically solicits the advice of external compensation consultants to ensure that the Company’s compensation program is competitive with compensation programs offered by the companies in its peer group and companies in the markets in which the named executive officers are located. In 2018 and 2019, Mercer assisted management with reviewing the Company’s compensation program for executives, as described in more detail below.
Policies and Practices that Govern Executive Compensation at Veoneer
Stock Ownership Guidelines. Pursuant to these guidelines, each executive officer is expected to accumulate and hold shares of Company common stock having a value at least equal to (i) 2x his annual base salary, in the case of the CEO, and (ii) 1x annual base salary, in the case of each executive other than the CEO. Executives are expected to make continuous progress toward their respective ownership requirements. Until the executive has satisfied the stock ownership guidelines, he or she will be required to retain 75% of the net shares received upon settlement of restricted stock units granted. For purposes of these stock ownership guidelines, “net shares” are those shares held by the executive after deducting any shares withheld by the Company or sold by the executive for the sole purpose of satisfying the executive’s tax liabilities and related fees, if any, related to the settlement event.
Policy Against Hedging, Short-Selling and Pledging. All Veoneer directors, officers (including executive officers) and employees holding Veoneer securities are prohibited from engaging in hedging, short-selling or pledging with respect to such securities.
Compensation Recoupment Policy. We have a compensation recoupment policy that allows the Company to recoup from current and former executives annual incentive compensation that is subsequently determined not to have been earned in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct, negligence, or dereliction of duties by the executive officer. The Company is also authorized to recoup equity compensation in the event an executive is found acting in a manner that is harmful to the interests of the Company such as a violation of Company policy.
Compensation Risk Assessment
The Compensation Committee annually considers potential risks when reviewing and approving our compensation program. We have designed our compensation program, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our compensation program for executive officers:

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A Balanced Mix of Compensation Components – The target compensation mix for our executive officers is composed of base salary, annual cash incentives, long-term equity incentives and retirement/pension provisions, representing a mix that is not overly weighted toward short-term cash incentives.
Performance Factors – Our incentive compensation plans use Company-wide goals. Annual cash incentives for participants are dependent on Order Intake and RD&E Net. Performance shares for the program introduced in 2019 depended on the Company´s Gross Margin.
Long-term Incentives – Our long-term incentives are equity-based and generally have a three-year vesting schedule to complement our annual cash-based incentives. The allocation of performance shares is 75% and restricted stock units 25% for all executive officers.
Capped Incentive Awards – Annual incentive awards and performance share awards are capped at 200% of target.
Stock Ownership Guidelines – Our guidelines call for meaningful share ownership, which aligns the interests of our executive officers with the long-term interests of our stockholders.
Clawback Policy – Our Board is authorized to recoup earned incentive compensation in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct, negligence, or dereliction of duties by the executive officer.
Additionally, the Compensation Committee considered an assessment of compensation-related risks including an inventory of incentive and commission arrangements below the executive level. Based on this assessment, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Veoneer. In making this determination, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by FW Cook, the Compensation Committee’s independent compensation consultant, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board of Directors.
As of 2019, when the Company introduced its first long-term incentive program as a stand-alone company, to mitigate potential compensation-related risk, the Company began requiring double-trigger acceleration of unvested equity awards in the event of a covered termination following a change in control, instead of the previous single trigger acceleration in the outstanding adjusted awards.
2019 Executive Compensation Decisions
The Process
The compensation for our named executive officers is reviewed every year. The Compensation Committee considers changes in total compensation levels for the named executive officers after it reviews the relevant peer group or local market data (per position). The Compensation Committee uses this information as one input in its decision-making process. In addition to market data, the Compensation Committee also reviews the Company’s financial performance, the named executive officers’ individual performance, input from the Executive Vice President, Human Resources, and the recommendations of the CEO with respect to the compensation packages for the named executive officers other than himself. The Compensation Committee reviews, provides feedback and approves the final recommendations for the compensation of our named executive officers.
The Compensation Committee reviewed the 2019 compensation for our executives and the recommendations made by the CEO other than for himself, during its meetings held in December 2018 and February 2019 and decided on the 2019 compensation levels. The review was supported by a comprehensive analysis and market review prepared by Mercer.
The Advisors
Throughout the decision-making process for 2019 compensation, which included the Compensation Committee’s December 2018 and February 2019 meetings, and during the other Compensation Committee meetings which included May, August, October, November and December 2019 meetings, the Compensation Committee engaged FW Cook who reported directly to the Compensation Committee. During 2019, FW Cook attended the majority of the Compensation Committee’s meetings and provided input for each meeting, including:
•independent perspective and advice to the Compensation Committee on various aspects of the Company’s total compensation system;

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•information about the market environments in which the Company operates, including guidance regarding compensation trends, compensation levels and compensation mix within the market;
•information about the regulatory developments in executive and director compensation;
•recommendations regarding program design and structure; and
•recommendations regarding compensation levels and mix for our executive officers and members of the Board.
FW Cook did not provide any additional services to the Company other than those described herein.
In 2018, the Company engaged Mercer to assist in setting the compensation for 2019. At the direction of management, Mercer was assigned specific tasks related to the compensation of our senior executive officers, including: (i) review of peer group and pay changes in the 2019 employment market, (ii) compilation of peer groups for our named executive officers, and (iii) compensation analysis for the Compensation Committee. The aggregate fees for such services were approximately $42,932. In addition, Mercer provided the Company with actuarial services related to the company’s employee benefit plans and general compensation benchmarking data, and the aggregate fees for such services were approximately $139,528.
The Peer Groups
In line with the principles of our compensation philosophy applicable as of November 2018 for the compensation review of Messrs. Carlson, Sjöbring, and Taipale the Compensation Committee reviewed the most current compensation data available in selected markets. This included market data from Sweden and the U.S. Mercer used its proprietary compensation database to assess local market compensation levels for executive roles operating within the general, high-tech, automotive and manufacturing industries. Such market assessments were based on our named executive officers’ roles, characteristics and responsibilities including job function, reporting level and other organizational financial and organizational scope measures, including revenue responsibility, employees, and geographical responsibility. The market data contained information regarding the assessed level of base salary, total cash compensation, total direct compensation and total compensation. Due to Mr. Hermansson’s resignation, there were no changes to his compensation for 2019. Mr. Batra commenced his employment with the Company on November 13, 2018, and Mr. Backman commenced his employment on March 1, 2019, and, accordingly, were not included in the peer study described below.
Swedish Peer Group
In considering compensation for 2019 for our named executive officers based in Sweden, the Compensation Committee reviewed, among other factors, market data (base salary, total target cash compensation, total direct compensation and total compensation) from a peer group consisting of companies similar in both business type and size, including large-cap Swedish companies that have global operations of substantial size in markets of North America, Europe and Asia, are headquartered in Sweden and have executives based in Sweden with Swedish employment conditions (the “Swedish peer group”).  The Swedish peer group for 2019 consisted of the following companies:

Volvo Car Corporation	AB Electrolux	Assa Abloy AB
Husqvarna AB	Saab AB	Tele2 AB
Getinge AB	Dometic Group AB	Mölnlycke Health Care AB
Lifco AB	Axis AB	Lindab International AB
Höganäs AB	Klarna Bank AB
U.S. Peer Group
In considering compensation for 2019 for our named executive officers outside of Sweden, the Compensation Committee reviewed, among other factors, market data (base salary, total target cash compensation and total direct compensation) from a peer group consisting of companies similar in both business type and size, including U.S. companies with R&D and manufacturing that were selected based on market capitalization and total revenue (the “U.S. peer group”). The U.S. peer group for 2019 consisted of the following companies:

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Adient PLC	Textron Inc.	Tenneco Inc.
Dana Inc.	Oshkosh Corporation	Rockwell Automation Inc.
CA Technologies	Cooper-Standard Holdings Inc.	Sensata Technologies Holdings PLC
Visteon Corporation	Timken Corporation	Trimble Inc.
Marvell Technology Group Ltd.	Autodesk Inc.	Cubic Corporation

Findings and Decisions for 2019 Compensation
The following section of this CD&A focuses on the decisions linked to compensation paid to our named executive officers for 2019.
The Compensation Committee reviews the compensation for the executives taking internal, external and personal factors into consideration and one of the factors considered is the current market position of respective named executive officers. Although the analysis provided an additional input to decision making, Veoneer is aware of the fact that the limited number of peer group companies in Sweden where the majority of our named executive officers are located may result in inconsistencies in year-over-year analysis.
The percentage changes in each element of compensation set forth below reflect the Compensation Committee’s decisions in December 2019 for each of our named executive officers other than Messrs. Backman, Batra and Hermansson.
Jan Carlson. Based on the market data and the other factors the Compensation Committee considered, the Compensation Committee approved the following changes to Mr. Carlson’s compensation for 2019:

Base Salary Adjustment for 2019	Target STI Adjustment for 2019	Approved Target Grant Value of Stock Incentive Plan for 2019	Retirement/ Pension Solution for 2019
No change	No change (remained at 75% of base salary)	No change (remained at the same grant value in USD)	No change (contribution level remained at 48% of base salary)
Lars Sjöbring. Based on the market data and the other factors the Compensation Committee considered, the Compensation Committee approved the following changes to Mr. Sjöbring’s compensation for 2019:

Base Salary Adjustment for 2019	Target STI Adjustment for 2019	Approved Target Grant Value of Stock Incentive Plan for 2019	Retirement/ Pension Solution for 2019
Increased by 3%	No change (remained at 35 % of base salary)	Increased by 3% compared to 2018 grant	No change (contribution level remained at 35% of base salary)
Mikko Taipale. Based on the market data and the other factors the Compensation Committee considered, the Compensation Committee approved the following changes to Mr. Taipale’s compensation for 2019, which included a more substantial increase in the target grant value for his stock awards due to his promotion to an executive position in connection with the Spin-off:

Base Salary Adjustment for 2019	Target STI Adjustment for 2019	Approved Target Grant Value of Stock Incentive Plan for 2019	Retirement/ Pension Solution for 2019
Increased by 4.5%	No change (remained at 35 % of base salary)	Increased by 131% compared to 2018 grant	No change (contribution level remained at 35% of base salary)

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2019 Additional Benefits
The Company’s executive compensation program also included certain retirement/pension benefits (see page 32 of this Proxy Statement) and certain other items of compensation, such as a company car. The Compensation Committee believes these benefits are appropriate for each of our named executive officers.
Additional 2019 Compensation Decisions
Mr. Backman’s Employment Arrangement
As described above, Mr. Backman commenced employment with the Company as of March 1, 2019 as the Chief Financial Officer, Executive Vice President, Finance. In determining the Compensation for Mr. Backman, the Compensation Committee considered the market pay levels in Sweden for the Swedish Peer Group described above, as well as the pay level of his predecessor. Mr. Backman’s employment agreement provides that he is entitled to an annual base salary of SEK 5,800,000 (approximately $622,500). Mr. Backman has the opportunity to participate in Veoneer’s bonus plan for executive officers, with an initial target cash bonus of forty-five percent (45%) of his base salary, and he is eligible to receive equity grants under Veoneer’s stock incentive plan. During his employment, Veoneer will make pension contributions equivalent to thirty-five percent (35%) of Mr. Backman’s base salary. In addition, Veoneer provides Mr. Backman with certain local benefits. For additional information about these benefits, see footnote 4 to the Summary Compensation Table. For information regarding Mr. Backman’s severance benefits under his employment agreement, see the “Potential Payments Upon Termination or Change in Control” section later in this Proxy Statement.
Mr. Backman’s employment agreement also provides that he was granted a one-time retention award of 25,000 RSUs. The retention RSUs will become vested on the second anniversary of commencement of employment, or the earlier occurrence of a change in control or his termination of employment by reason of his death or disability or by the Company without cause or his resignation for good reason.
Mr. Batra’s Employment Arrangement and Change in Control Agreement
Mr. Batra commenced employment with the Company as of November 13, 2018 as the Executive Vice President and Chief Technology Officer. In determining the compensation for Mr. Batra, the Compensation Committee considered the market pay levels in the U.S and Sweden for executive with similar responsibilities. Mr. Batra’s employment agreement provides that he is entitled to an annual base salary of $515,400. Mr. Batra has the opportunity to participate in Veoneer’s bonus plan for executive officers, with an initial target cash bonus of forty-five percent (45%) of his base salary, and he is eligible to receive equity grants under Veoneer’s stock incentive plan. In addition, Veoneer provides Mr. Batra with certain expatriate benefits. For additional information about these benefits, see footnote 4 to the Summary Compensation Table. Mr. Batra is eligible for tax equalization of his income between the U.S. and Sweden. Mr. Batra’s employment agreement also provides for a sign-on bonus of $30,000, and retention bonuses of $30,000 and $50,000, payable on the first and second anniversaries of his commencement of employment, respectively, provided that he remains employed with the Company on each such date.
The Company also entered into a CiC severance agreement with Mr. Batra, pursuant to which he is entitled to certain severance benefits in the event of his termination of employment in connection with a CiC (which benefits would be in lieu of any benefits under the employment agreement).
For information regarding Mr. Batra’s severance benefits under his employment agreement and CiC severance agreement, see the “Potential Payments Upon Termination or Change in Control” section later in this Proxy Statement.
Mr. Carlson’s Retention Bonus
In lieu of Mr. Carlson’s right to severance upon terminating his employment with Autoliv at the time of the Spin-off, and in recognition of the critical importance of his continued service and leadership during the formation of Veoneer, Mr. Carlson’s employment agreement provides that he is eligible to receive a $6,000,000 retention bonus. Mr. Carlson would have been entitled to a severance payment of approximately $9.8 million had he elected to leave Autoliv in connection with the Spin-off, as he was entitled to do. When asked to serve as the Company’s Chief Executive Officer, Mr. Carlson waived his right to the severance payment in lieu of his new employment agreement, which included the retention bonus. Pursuant to his employment agreement, the retention bonus is to be paid in three equal installments in each of July 2019, 2020, and 2021, provided that he remains employed by Veoneer on each such date. Fifty percent (50%) of the retention bonus is to be paid annually at the time of vesting in a fixed cash amount ($1,000,000 annually),

Veoneer, Inc. 2020 Proxy Statement - 38

of which Mr. Carlson earned one-third in 2019 (such amount is reflected in the Bonus column of the Summary Compensation table for 2019) and the remaining $2,000,000 of which remains subject to vesting. The remaining fifty percent (50%) of the retention bonus was denominated in Veoneer restricted stock units (“Cash-Settled Retention RSUs”) on the effective date of the Spin-off and is to be paid annually in one-third installments in cash having a value equal to the relevant number of underlying shares of the Company’s common stock on the applicable vesting date (determined based on the closing price of the Company’s common stock on each applicable vesting date), which aligns the value of the retention payment with the performance of the Company and the interests of our stockholders. The full grant date fair value of the Cash-Settled Retention RSUs is included in the Stock Awards column of the Summary Compensation Table for 2018. Mr. Carlson earned one-third of the Cash-Settled Retention RSUs in 2019, and two-thirds of the Cash-Settled Retention RSUs remain subject to vesting.
Mr. Carlson’s retention bonus was an important component of the Spin-off. The Spin-off amounted to a $2.5 billion dividend to Autoliv’s stockholders. Prior to the Spin-off and while the stockholders of Autoliv were also the (indirect) stockholders of the Company with their interests thus fully aligned, Autoliv took several steps to ensure the success of the Spin-off. Notably, it capitalized the Company with $1 billion and negotiated employment and related agreements with key members of the Company’s management. It was against this background that the Autoliv board, at a time when the interests of the Autoliv and the Company’s stockholders were fully aligned, negotiated an agreement with Mr. Carlson under which Mr. Carlson agreed to serve as the Chief Executive Officer of the Company and agreed to forfeit his Autoliv severance in lieu of the retention arrangement. These arrangements were later ratified by our Board. It is the Company’s view that the actions of Autoliv, ratified by the Board, were in the best interests of their respective stockholders. For Autoliv, this arrangement converted a $9.8 million severance payment into a $6 million continued service incentive (the final number will depend on the performance of our stock) for which it compensated the Company. For the Company, it secured Mr. Carlson’s services as Chief Executive Officer and facilitated its capitalization by Autoliv to cover the expected costs associated with the retention.
As previously disclosed, on June 10, 2019, we amended Mr. Carlson’s retention RSUs to provide that the 24,969 Cash-Settled Retention RSUs that vested on July 1, 2019 would be settled in the form of 24,969 shares of Company common stock, instead of a cash payment having a value equal to such shares.
Currencies for Executive Compensation
The Company generally sets cash-based compensation (including for all of our named executive officers) in the local currency of the country of service with limited exceptions. Accordingly, the Company set compensation in Swedish kronor (“SEK”) for Messrs. Carlson, Backman, Hermansson and Taipale, and in U.S. dollars (“USD”) for Messrs. Sjöbring and Batra, except for the annual target grant value of the LTI awards for which the compensation is set in USD for all of our named executive officers. All amounts have been converted to USD using the following exchange rate: 1 USD = 9.3171 SEK. For historic numbers, we have converted the compensation paid in prior years by the same exchange rate in order to facilitate comparison. Thus, while the historic amounts paid do not change, due to fluctuations in exchange rates, amounts reflecting historic figures in this Proxy Statement may differ significantly from disclosure in previous years. We also note that the exchange rate prevailing at the time of the Compensation Committee’s review of compensation may vary significantly from the exchange rates prevailing at the time this Proxy Statement is prepared. As a result, the year-to-year percentage changes in compensation reviewed and approved by the Compensation Committee may differ significantly from the percentage changes in compensation presented in this Proxy Statement due to fluctuations in exchange rates.

Veoneer, Inc. 2020 Proxy Statement - 39

EXECUTIVE COMPENSATION
The following table shows information concerning the annual compensation for services provided by our named executive officers in the fiscal years ended December 31 in the periods 2017, 2018 and 2019.

Summary Compensation Table (1)
Name and Principal Position	Year	Base Salary $	Bonus $	Stock Awards (2) $	Non-Equity Incentive plan Compen-sation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) $	All Other Compen-sation (4) $	TOTAL $
Jan Carlson, President and CEO
	2019	1,474,014 (5)	1,000,000 (7)	515,342	578,111	-	663,812	4,231,279
	2018	1,626,149	-	4,030,681 (6)	1,115,653	7,204	699,882	7,479,569
	2017	1,510,942	-	991,155	975,221	16,413	671,266	4,164,998
Mats Backman, CFO and EVP Finance (8)
	2019	518,759 (9)		938,408 (10)	159,674	-	189,720	1,806,562
Mathias Hermansson, Former CFO and EVP Finance (11)
	2019	-	44,721 (12)	-	-	-	-	44,721
	2018	527,213	-	609,305	261,395	-	675,434	2,073,348
Lars Sjöbring, EVP Legal Affairs, General Counsel
	2019	726,193	-	191,201	144,876	-	301,760	1,364,030
	2018	705,042	1,000,000	371,289	271,441	-	294,509	2,642,281
	2017	681,200	-	371,392	238,420	-	287,157	1,578,169
Nishant Batra, EVP & CTO (13)
	2019	515,400	30,000 (14)	185,661	132,200	-	282,955	1,146,216
Mikko Taipale, Former EVP, Human Resources (15)
	2019	174,540 (16)	-	91,416	48,108	-	812,774	1,126,837
(1)The amounts contained in the table were paid in Swedish Kronor and USD. All amounts have been converted to U.S. dollars using the following exchange rate: 1 USD = 9.3171. Amounts are rounded to the nearest whole number and, as a result of such rounding, the amounts reflected in the “Total” column may differ slightly from the sum of amounts set forth in each individual column.
(2)The numbers reflect the aggregate grant-date fair value of the RSUs and PSs granted under Veoneer’s Stock Incentive Plan in 2019 and the RSUs granted under Autoliv’s Stock Incentive Plan in 2017 and the performance shares granted in 2017, calculated in accordance with FASB Topic 718. The fair value of the RSUs and performance shares granted in 2017 and 2018 was calculated based on the closing price per share of Autoliv stock on the grant date. For the dollar value of our named executive officers’ outstanding RSUs and PSs as of December 31, 2019, see the Outstanding Equity Awards table on page 43.
The PSs granted in 2019 (referred to herein as the 2019 PSA (Tranche 1), the 2019 PSA (Tranche 2) and the 2019 PSA (Tranche 3)) are comprised of three one-year performance periods with goals related to annual gross margin, with the number of shares ultimately earned subject to downward adjustment based on our share price measured at the end of the three-year performance period (December 31, 2021). The annual gross margin goals for 2019 PSA (Tranche 2) and 2019 PSA (Tranche 3) were not established at the date of grant of the 2019 PSA (Tranche 1) and, as a result, for accounting purposes, 2019 PSA (Tranche 2) and 2019 PSA (Tranche 3) are not considered granted until the respective performance goals are established. Accordingly, the grant date fair value of the 2019 PSA (Tranche 1) is reported in the Stock Awards column for 2019, but the grant date fair value of the 2019 PSA (Tranche 2) and the 2019 PSA (Tranche 3) will not be reported in the Stock Awards column until 2020 and 2021, respectively.

Veoneer, Inc. 2020 Proxy Statement - 40

	Grant Date Fair Value – Target (a)	Grant Date Fair Value – Maximum (b)
2017 Autoliv Performance Shares	Mr. Carlson $495,577	Mr. Carlson $991,155
	Mr. Sjöbring $185,696	Mr. Sjöbring $371,392
2019 Performance Share Award (Tranche 1)	Mr. Carlson $257,656	Mr. Carlson $515,312
	Mr. Backman $92,829	Mr. Backman $185,658
	Mr. Sjöbring $95,601	Mr. Sjöbring $191,201
	Mr. Batra $92,831	Mr. Batra $185,661
	Mr. Taipale $45,708	Mr. Taipale $91,416
a.Reflects the grant date fair value of the performance shares as reflected in the Stock Awards column, which was computed by multiplying (i) the target number of PSs awarded to each named executive officer, which was the assumed probable outcome as of the grant date, by (ii) the grant date fair value per share used for financial reporting purposes.
b.Reflects the grant date fair value of the PSs assuming the highest level of performance conditions was satisfied.
(3)All amounts contained in the column relate to Change in Pension Value as used for accounting purposes according to U.S. GAAP. Mr. Carlson participates in a defined benefit plan sponsored by Autoliv, which defined benefit plan remained with Autoliv following the Spin-off. Accordingly, no information is included with respect to such plan for 2019 as it is no longer an obligation of the Company or related to Mr. Carlson’s services to the Company.
(4)
2019 All Other Compensation

	Perquisites	Company Contributions to Defined Contribution Plans	Tax Payment	Vacation Supplement	Severance	TOTAL
Name	$ (a)	$ (b)	$ (c)	$ (d)	$ (e)	$
Jan Carlson	14,705	649,107	-	-	-	663,812
Mats Backman	6,910	181,566	-	1,245	-	189,720
Mathias Hermansson	-	-	-	-	-	-
Lars Sjöbring	47,593	254,168	-	-	-	301,760
Nishant Batra	119,196	43,306	120,453	-	-	282,955
Mikko Taipale	1,099	84,400	-	1,447	725,828	812,774
a.The following table reflects the items that are included in the All Other Compensation column for 2019.For Mr. Carlson, reflects the value of a company car (which per the terms of the lease agreement was provided at no cost to the Company in 2019), company-paid healthcare benefits, and a home alarm system. For Mr. Sjöbring, reflects the value of a company car ($29,786) and company-paid healthcare benefits. For Mr. Batra, reflects the value of a company car, company-paid healthcare benefits, travel cost linked to his assignment in Sweden, accommodation cost in Sweden ($49,562) and school-fees in Sweden ($21,536) . For Mr. Taipale, reflects the value of a company car (which per the terms of the lease agreement was provided at no cost to the Company in 2019) and company-paid health care benefits. For all perquisites, the value reported reflects the aggregate incremental cost to the Company of providing the benefit. The Company determined the cost of the company car based on the value of the lease payment or car allowance paid, as applicable.
b.Reflects for Messrs. Carlson, Backman, Hermansson and Taipale contributions to the named executive officer’s defined contribution plans. Reflects for Mr. Sjöbring, $11,212 in matching contributions to the U.S. 401(k) plan, $40,640 in matching contributions to the Veoneer US Non-Qualified Retirement Plan and $202,316 as contribution to the Supplemental Plan. Mr. Batra, $11,225 in matching contributions to the U.S. 401(k) plan and $32,082 in matching contributions to the Veoneer US Non-Qualified Retirement Plan.
c.Reflects for Mr. Batra a tax gross-up payment on the benefits related to his assignment in Sweden. Per the terms of Mr. Batra’s employment agreement, he is entitled to tax equalization benefits. As of the date of this Proxy Statement, the tax equalization benefit related to compensation earned in 2019 is not yet known and has not been paid. Consequently, the Company will include such amount for Mr. Batra in a future year provided that he is a named executive officer.
d.Reflects for Messrs. Hermansson and Taipale the vacation supplement required by Swedish labor law.
e.Reflects the accrued severance paid in 2019 or that will become payable to Mr. Taipale in 2020.
(5)Includes payment of $121,708 to Mr. Carlson for unused vacation days.
(6)Includes the grant date fair value ($2,999,985) of the Cash-Settled Retention RSUs granted to Mr. Carlson effective as of the Spin-off, one-third (1/3) of which vested in July 2019 (which amount is reflected in the Option Exercises and Stock Vested table), and the remaining vest in two equal installments in July 2020 and 2021, provided that Mr. Carlson remains employed on such dates.
(7)Reflects the retention bonus earned and paid to Mr. Carlson in 2019.
(8)Mr. Backman commenced his employment in March 2019 and was not a named executive officer in 2018 and 2017.
(9)Reflects what Mr. Backman actually received in 2019 as salary.
(10)Includes the grant date fair value ($752,750) related to the retention award at the commencement of his employment.
(11)Mr. Hermansson entered into a mutual separation agreement with the Company on December 20, 2018 and resigned as the CFO of the Company effective March 1, 2019. In the “All Other Compensation Table” in our 2019 Proxy Statement we included the total compensation and benefits payable to him in 2018 and 2019 during his notice period (December 20, 2019 – June 20, 2020), as such amounts were considered to be “accrued” for purposes of the disclosure rules. The compensation disclosed for 2019 for Mr. Hermansson reflects any payments in addition to such accrued compensation.
(12)Reflects a one-time bonus paid to Mr. Hermansson in June 2019 as an appreciation for his contribution to the Company during the transition to his successor.

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(13)Mr. Batra commenced his employment in November 2018 and was not a named executive officer in 2018 and 2017.
(14)Reflects the retention bonus paid to Mr. Batra in November 2019 pursuant to his employment agreement, as previously described in the CD&A.
(15)Mr. Taipale was not a named executive officer in 2018 and 2017.
(16)Includes payment of $6,511 to Mr. Taipale for unused vacation days.
2019 Grants of Plan-Based Awards Table
The following table summarizes grants of plan-based awards to named executive officers made in the year ended December 31, 2019.

Name, Grant Date	Estimated Possible Payouts under non-equity Incentive Plan			Estimated Possible Payouts under non-equity Incentive Plan (1)			All other Stock awards: Number of shares of stock units (#)	Grant date fair value of stock and option awards ($) (2)
	Threshold ($)	Target ($)	Maximum (#)	Threshold ($)	Target ($)	Maximum (#)
Jan Carlson
2/19/2019	-	-	-	-	-	-	8,744	257,686
2/19/2019	-	-	-	0	8,743	17,486	-	257,656
	0	1,014,230	2,028,460	-	-	-	—	-
Mats Backman
3/1/2019	-	-	-	-	-	-	3,083	92,829
3/1/2019 (3)	-	-	-	-	-	-	25,000	752,750
3/1/2019	-	-	-	0	3,083	6,166	-	92,829
	0	280,130	560,260	-	-	-	-	-
Lars Sjöbring
2/19/2019	-	-	-	-	-	-	3,244	95,601
2/19/2019	-	-	-	0	3,244	6,488	-	95,601
	0	254,168	508,335	-	-	-	-	-
Nishant Batra
2/19/2019	-	-	-	-	-	-	3,150	92,831
2/19/2019	-	-	-	0	3,150	6,300	-	92,831
	0	231,930	463,860	-	-	-	-	-
Mikko Taipale
2/19/2019	-	-	-	-	-	-	1,551	45,708
2/19/2019	-	-	-	0	1,551	3,102	-	45,708
	0	84,400	168,800	-	-	-	-	-
(1)Reflects the 2019 PSA (Tranche 1). See footnote to the Summary Compensation table for a description of the performance share program.
(2)Reflects the aggregate grant date fair value of the RSUs and 2019 PSA (Tranche 1) calculated in accordance with FASB Topic 718, based on the actual share price on the date of grant. Each of the executive officers received their RSUs and 2019 PSA (Tranche 1) in February 2019, with the exception of Mr. Backman who received his RSUs and 2019 PSA (Tranche 1) in connection with his commencement of employment in March 2019. The RSUs and any earned PSAs will vest on the third anniversary of the employment subject to the executive’s continued employment on such date. See footnote 2 in the Summary Compensation table for a description of the 2019 PSA (Tranche 1).
(3)Reflects Mr. Backman’s one-time retention award of 25,000 RSUs that will vest on the second anniversary of the commencement of his employment, provided that Mr. Backman remains employed on that date.

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Outstanding Equity Awards at 2019 Fiscal Year-End
The following table summarizes the total number of securities underlying outstanding plan awards for the named executive officers on December 31, 2019.

		Option Awards (1)				Stock Awards (1)
Name (Grant Year, Award Type)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (7) (8) ($)	Equity Incentive Plan Awards: Number of unearned Shares, Units or Other Rights That Have Not Vested (#) (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (8) ($)
Jan Carlson
2019	Veoneer	—	—	—	—	8,744	136,581	0	0
2018	Veoneer	—	—	—	—	49,937 (2)	780,016	—	—
2018	Veoneer	—	—	—	—	12,114	189,221	—	—
2018	Autoliv	—	—	—	—	5,412	456,827	—	—
2017	Veoneer	—	—	—	—	13,400	209,308	—	—
2017	Autoliv	—	—	—	—	5,987	505,363	—	—
2015	Veoneer	21,071		34.25	2/16/2025	—	—	—	—
2015	Autoliv	8,976		80.40	2/16/2025	—	—	—	—
2014	Veoneer	22,888		28.67	2/19/2024	—	—	—	—
2014	Autoliv	9,750		67.29	2/19/2024	—	—	—	—
Mats Backman
2019	Veoneer	—	—	—	—	3,083 (3)	48,156	0	0
2019	Veoneer	—	—	—	—	25,000 (4)	390,500	—	—
Lars Sjöbring
2019	Veoneer	—	—	—	—	3,244	50,671	0	0
2018	Veoneer	—	—	—	—	4,363	68,150	—	—
2018	Autoliv	—	—	—	—	1,949	164,515	—	—
2017	Veoneer	—	—	—	—	5,021	78,428	—	—
2017	Autoliv	—	—	—	—	2,243	189,332	—	—
2015	Veoneer	—	—	—	—	20,240 (5)	316,149	—	—
2015	Autoliv	—	—	—	—	8,622 (5)	727,783	—	—
Nishant Batra
2019	Veoneer	—	—	—	—	3,150	49,203	0	0
Mikko Taipale
2019	Veoneer	—	—	—	—	1,551 (6)	24,227	0	0
2018	Veoneer	—	—	—	—	930 (6)	14,527	—	—
2018	Autoliv	—	—	—	—	415 (6)	35,030	—	—
2017	Veoneer	—	—	—	—	1,070	16,713	—	—
2017	Autoliv	—	—	—	—	478	40,348	—	—
(1) All outstanding stock awards granted under Autoliv’s equity compensation programs until 2018 were converted to adjusted awards relating to both shares of Autoliv and Veoneer common stock. The outstanding awards in the table above reflect the adjusted number of awards following the conversion for these awards. Except as otherwise noted, the above plan awards were originally granted on February 19, 2014, February 16, 2015, February 19, 2017, February 13, 2018 and February 19, 2019. All options granted are for 10-year terms with an exercise price equal to the fair market value (as defined in the Autoliv 1997 Incentive Plan) per share on the date of grant, as adjusted in the Spin-off, and become exercisable

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after one year of continued employment following the grant date. Except as otherwise noted, all RSUs generally cliff vest after three years. Amounts reflected in this table include RSUs acquired through dividend equivalent rights.
(2) Reflects the number of outstanding Cash-Settled Retention RSUs that were granted to Mr. Carlson on June 29, 2018 that will vest in two equal installments in July 2020 and 2021, provided that Mr. Carlson remains employed on each such date.
(3) Mr. Backman’s RSUs and 2019 PSAs were granted on March 1, 2019.
(4) Reflects Mr. Backman’s one-time retention RSUs that were granted on March 1, 2019 and cliff vest after two years.
(5) Mr. Sjöbring’s RSUs were originally granted on November 16, 2015 and cliff vest after five years.
(6) These shares will be forfeited prior to vesting due to Mr. Taipale’s separation from the Company.
(7) On February 18, 2020, the Compensation Committee determined that none of the 2019 PSA (Tranche 1) awards were earned based on the actual level of achievement of the 2019 PSA (Tranche 1) annual gross margin goal, and such PSs were forfeited. This column reflects that there are no outstanding PSs for the 2019 PSA (Tranche 1).
(8) Based on the closing prices on the NYSE for Autoliv and Veoneer per share of common stock on December 31, 2019, the last trading day of the year, which were ALV $84.41 and VNE $15.62.
Options Exercises and Stock Vested During 2019
The following table summarizes for each of our named executive officers the option awards that were exercised and RSUs that vested during the year ended December 31, 2019.

		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Jan Carlson	Veoneer	-	-	38,307 (3)	804,533 (3)
Jan Carlson	Autoliv	-	-	5,681	444,425
Mats Backman	Veoneer	-	-	-	-
Matthias Hermansson	Veoneer	-	-	-	-
Lars Sjöbring	Veoneer	-	-	4,998	144,942
Lars Sjöbring	Autoliv	-	-	2,128	166,473
Nishant Batra	Veoneer	-	-	-	-
Mikko Taipale	Veoneer	-	-	1,065	30,885
Mikko Taipale	Autoliv	-	-	453	35,438
(1)The value realized upon the exercise of stock options was calculated as the number of options exercised multiplied by the difference between the price of a share of Veoneer common stock on the date of exercise and the exercise price of the stock option.
(2)The value realized on vesting of RSUs shown in the table above was calculated as the product of the closing price of a share of Veoneer’s or Autoliv’s common stock on the vesting date multiplied by the number of RSUs vested.
(3)Includes $417,731 reflecting the 24,969 Cash-Settled Retention RSUs that were settled in the form of shares of Company common stock, instead of a cash payment having a value equal to such shares.
Pension Benefits
None of our executive officers participates in a defined benefit plan sponsored by the Company. Mr. Carlson participates in a defined benefit plan sponsored by Autoliv, which such defined benefit plan remained with Autoliv following the Spin-off. Accordingly, no information is included with respect to such plan for 2019 as it is no longer an obligation of the Company or related to Mr. Carlson’s services to the Company.

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Nonqualified Deferred Compensation
The following table sets forth certain information with respect to the Veoneer US Non-Qualified Retirement Plan (which we refer to as the Non-Qualified Retirement Plan). Messrs. Sjöbring and Batra are the only named executive officers that participate in the Non-Qualified Retirement Plan.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Lars Sjöbring	50,799	242,956	215,435	-	1,400,707
Nishant Batra	37,664	32,082	3,011	-	72,757
(1)Messrs. Sjöbring’s and Batra’s contributions to the Non-Qualified Retirement Plan are included in the amount reported as “Salary” in the Summary Compensation table for fiscal year 2019.
(2)The Company’s matching contributions to the Non-Qualified Retirement Plan are included in the “All Other Compensation” in the Summary Compensation table for Messrs. Sjöbring and Batra for fiscal year 2019.
(3)Aggregate earnings are not includable in the Summary Compensation Table because such earnings are not above-market or preferential interest rates.
(4)Includes amounts previously reported in the Summary Compensation Table in the previous years when earned if that executive officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and Company matching contributions.
Pursuant to the Non-Qualified Retirement Plan, participants may elect to defer a stated percentage of their base salary for each plan year, as determined by the administrative committee of the plan; provided, however, the amount deferred may not exceed 25% of a participant’s base salary. Earnings (and losses) are credited to participants’ accounts based on participant choices between various investment options and the rate of return determined by the administrative committee of the plan.
Participants are eligible to receive matching contributions equal to 80% of their deferred amounts, deferred amounts in excess of 7% of the participant’s compensation are not eligible for matching contributions. Contributions for Mr. Sjöbring will be increased so that the total value of retirement-related contributions made by the Company (including contributions to the 401(k) plan) will be equivalent to 35% of his base salary. Participants are always 100% vested in their deferred amounts and earnings thereon; provided, however, matching contributions and earnings thereon in a participant’s account are subject to forfeiture if the participant is determined by the Board to have stolen Company assets, violated the Company’s Standards of Business Conduct and Ethics or disclosed confidential business or technical information of the Company to unauthorized third parties.
Participants may elect to receive distributions from their accounts on the first day of the seventh month following the occurrence of any one of the following distribution events as designated by the participant: (i) separation from service, (ii) death, (iii) attainment of normal retirement age (65), or (iv) attainment of early retirement age (age 55 and at least five years of service with the Company). Amounts will be distributed in one of the following forms, as selected by the participant: (i) a single lump sum, (ii) 60 approximately equal monthly installments or (iii) 120 approximately equal monthly installments.
Potential Payments Upon Termination of Change in Control
The Company has entered into agreements and maintains plans that may require the Company to make payments and/or provide benefits to our named executive officers in the event of termination of employment or a change in control. The paragraphs below summarize the material terms of such agreements with our named executive officers.
Employment Agreements. The Company has an employment agreement with each of our named executive officers. The employment agreements obligate the Company to provide 6 months’ notice of termination of employment for each of the named executive officers other than Mr. Carlson who is entitled to 18 months’ notice of termination (unless either Messrs. Carlson, Backman, Sjöbring, and Batra, is terminated for “cause,” in which case termination would be effective immediately), as well as certain severance payments. Each of the named executive officers must provide the Company with 6 months’ notice of resignation, with the exception of Mr. Carlson, who must provide the Company with 12 months’ notice of resignation. The employment agreements automatically terminate upon retirement. Mr. Carlson has the right to retire on the last day of the month preceding his 60th birthday, and if not otherwise agreed upon, the obligation to retire on the last day of the month preceding his 65th birthday. Messrs. Backman, Sjöbring, and Batra are all obligated to retire on the last day of the month before their 65th birthdays.

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Except as provided below, following the executive’s termination of employment, each of the named executive officers is prohibited from competing with the Company for a period of 12 months. Such noncompetition covenant does not apply in the event that (i) the Company terminates Mr. Carlson’s employment for any reason other than by Cause or by reason of the executive’s breach of the agreement or Messrs. Backman, Sjöbring’s, and Batra’s, employment for any reason other than for Cause, or (ii) Mr. Carlson terminates employment due to the Company’s breach of the agreement or Messrs. Backman, Sjöbring, and Batra resigns for Good Reason. In consideration for such noncompetition covenant, the Company is obligated to make up to 12 monthly payments equal to the difference between the executive’s monthly gross salary as of the date of his employment termination and any lower salary earned by the executive in any new employment, if any. The aggregate monthly payments are limited to a maximum of 60% of the gross salary earned as of the date of his employment termination, and the Company will cease making payments once such aggregate amount has been reached. The Company is not obligated to make such payments if the executive’s employment terminates due to his retirement.
In addition to receiving full base salary and benefits during the requisite notice period, if Mr. Carlson is terminated involuntarily by the Company other than for Cause or breach of the agreement or if the Company terminates Messrs. Backman’s, Sjöbring’s or Batra’s employment involuntarily other than for Cause or if Messrs. Backman, Sjöbring or Batra, resigns for Good Reason, then the executive would be entitled to a lump sum severance payment equal to, in the case of Messrs. Backman, Sjöbring and Batra one and one-half times his then-current base salary, or, in the case of Mr. Carlson, the sum of (i) the executive’s then-current annual salary, (ii) the average of the annual bonuses received by the executive for the two most recent fiscal years, or, if higher, the annual bonus for the fiscal year immediately prior to the year of termination, (iii) the annual taxable value of the benefit of a company car, and (iv) the value of any defined contribution plan benefits to which the executive would have been entitled to if he remained in service for one year following termination. If Mr. Carlson is given notice of termination by Veoneer for reasons other than “cause” or “disability,” or Mr. Carlson gives notice of termination for reasons that constitute “good reason” (as such terms are defined in the employment agreement) all retention payments made to date will be deducted from any payments to Mr. Carlson due under the employment agreement following the date of notice. Any unvested portion of the retention bonus on the date of notice will be forfeited. If Mr. Carlson gives notice of termination and resigns or gives notice of his retirement, any unvested portion of the retention bonus on the date of notice also will be forfeited. If Mr. Carlson dies or is given notice of termination by Veoneer by reason of his disability, the remaining unpaid retention amounts will be accelerated and paid in a single lump sum to Mr. Carlson or his estate, as applicable.
Severance Agreements. Each of Messrs. Carlson, Backman, Sjöbring and Batra has a change-in-control severance agreement (“CiC Severance Agreement”) with the Company. Pursuant to the terms of each of the CiC Severance Agreements, in the event that during the two-year period following a change of control, (i) the executive terminates his employment for Good Reason, (ii) the Company terminates the executive’s employment for any reason other than death or for Cause, or (iii) the executive’s employment is terminated due to disability, the executive would be entitled to receive an immediate lump sum payment (the “CiC Severance Payment”) in an amount equal to, in the case of Mr. Carlson 2.5 times the sum of (a) such executive’s then-current annual salary (or if higher, the salary in effect immediately prior to the first event or circumstances which constitutes Good Reason), (b) the average of the annual bonuses received by the executive for the two most recent fiscal years, or the annual bonus for the fiscal year immediately prior to the fiscal year during which occurs the first event or circumstance constituting Good Reason, whichever is highest, (c) the taxable value of the benefit of a company car, and (d) the value of any defined contribution plan benefits to which the executive would have been entitled to if he remained in service for one year following termination and in the case of Mr. Batra 2 times the sum of (a) such executive’s then-current annual salary (or if higher, the salary in effect immediately prior to the first event or circumstances which constitutes Good Reason), (b) the average of the annual bonuses received by the executive for the two most recent fiscal years, or the annual bonus for the fiscal year immediately prior to the fiscal year during which occurs the first event or circumstance constituting Good Reason, whichever is highest, (c) the taxable value of the benefit of a company car, and (d) the value of any defined contribution plan benefits to which the executive would have been entitled to if he remained in service for one year following termination and in the case of Messrs. Backman and Sjöbring; 1.5 times the sum of (a) his then-current annual salary (or if higher, the salary in effect immediately prior to the first event or circumstances which constitutes Good Reason); (b) (i) the average of the annual cash bonuses earned in the two fiscal years prior to the date of termination, (ii) if two fiscal years have not elapsed prior to the date of termination, the annual cash bonus earned in the fiscal year prior to termination, (iii) if a full fiscal year has not elapsed prior to the date of termination, his target annual cash bonus, or (iv) provided that it results in a higher bonus than the amount payable under (i) through (iii), the bonus payable for the fiscal year immediately prior to the first occurrence of an event or circumstance constituting Good Reason; (c) the taxable value of the benefit of a company car; and (d) the value of any defined contribution plan benefits to which he would have been entitled to if he remained in service for one year following the termination. The

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CiC Severance Payment is in lieu of the salary and benefits payable during the requisite notice period and the severance benefits that would otherwise be payable under the executive’s employment agreement.
For purposes of the discussion above, the following terms have the following meanings:
“Cause” generally means (i) the willful and continued failure by the executive to substantially perform his duties, or (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.
“Change in Control” generally means (i) the acquisition of 20% or more of the Company’s voting securities; or (ii) the members of the Board cease to constitute a majority of the Board; or (iii) consummation of merger or consolidation unless (1) the current stockholders continue to own at least 60% of the surviving entity’s voting securities, or (2) such transaction was effected to implement a recapitalization of the Company in which no person acquires 20% or more of the Company’s voting securities; or (iv) stockholder approval of a liquidation or dissolution or consummation of an agreement for the sale or disposition of all or substantially all of the Company's assets (unless the current stockholders continue to own at least 60% of the Company’s voting securities after such transaction).
“Good Reason” generally means the occurrence of any one of the following events without the executive’s express written consent: (i) the assignment to the executive of any duties inconsistent with his status as an executive officer or a substantial adverse alteration in the nature or status of his responsibilities; (ii) any reduction in the executive’s annual base salary; (iii) relocation of the executive’s principal place of employment to a location more than 30 miles, or 45 kilometers, as applicable, from his then-current principal place of employment; (iv) the Company’s failure to pay any portion of the executive’s compensation; (v) the discontinuance of any compensation plan in which the executive participated which is material to his total compensation; (vi) in the case of Messrs. Carlson and Batra, any direct or indirect reduction of any material fringe benefit in place at the time of the change in control, or the Company’s failure to provide the number of paid vacation days to which executive is entitled; (vii) any purported termination of the executive’s employment which is not effected pursuant to the notice requirements under the Severance Agreement; or (viii) the failure by any successor to the Company to expressly assume the employment agreement.
Equity Awards. Pursuant to Autoliv’s 1997 Stock Incentive Plan, Veoneer’s 2018 Stock Incentive Plan and the agreements evidencing the conversion of the outstanding Stock Awards upon the Spin-off, upon the occurrence of a change in control of Veoneer, any outstanding options and RSUs held by the executive would fully vest. Pursuant to the agreements evidencing awards originally granted under the Autoliv 1997 Stock Incentive Plan, upon the executive’s death or retirement, any outstanding RSUs held by the executive would become fully vested. For awards granted in 2019, a change in control acceleration occurs if the surviving entity does not assume or otherwise equitably convert or substitute the unvested equity in connection with the change in control. If the surviving company does assume or otherwise equitably convert or substitute the unvested equity, then the awards will accelerate and vest only if the executive’s employment is terminated without cause or if he resigns for good reason within two years following the change in control. Upon an executive’s involuntary termination of employment, absent a change in control, any outstanding options, RSUs that would vest during the applicable notice period, if any, would become fully vested.
Estimated Payments to Named Executive Officers upon Termination of Employment under Various Circumstances or a Change in Control. The following tables set forth the estimated value of the payments and benefits described above to each of Messrs. Carlson, Backman, Sjöbring and Batra upon termination of employment under various circumstances or a change in control. The amounts shown assume that the triggering events occurred on December 31, 2019. For the purpose of the calculations, the 2019 defined contribution payments for each named executive officer have been used. The amounts contained in the table would be paid in Swedish Kronor or USD. All amounts have been converted to USD using the following exchange rate: 1 USD = 9.3171 SEK.

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Jan Carlson

Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Qualifying Termination ($) (10)	Retirement ($)	Death or Disability ($)
Lump sum cash severance payment	—	1,625,597 (7) (8)	—	—	7,608,320 (7)	—	2,780,016 (11)
Continuing salary/annual incentive payments during requisite notice period	1,352,307	3,042,690	—	—	—	—	—
Salary differential payments in consideration for noncompetition with the Company (1)	811,384	—	811,384	—	—	—	—
Continuing health, welfare and retirement benefits (2)	651,562	977,343	—	—	—	—	—
Accelerated vesting of equity (3)	714,671 (4)	1,360,718 (5)	—	1,360,718 (6)	1,770,462	1,770,462 (9)	1,770,462 (9)
Company car (11)	9,115	13,673	—	—	—	—
Total	3,539,038	7,020,020	811,384	1,360,718	9,378,782	1,770,462	4,550,478
Mats Backman

Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Qualifying Termination ($) (10)	Death or Retirement ($)
Lump sum cash severance payment	—	933,767	—	—	1,694,343	—
Continuing salary/annual incentive payments during requisite notice period	311,256	311,256	—	—	—	—
Salary differential payments in consideration for noncompetition with the Company (1)	373,507	—	373,507	—	—	—
Continuing health, welfare and retirement benefits (2)	109,587	109,587	—	—	—	—
Accelerated vesting of equity (3)	-	390,500 (5)	—	390,500 (6)	534,969	534,969 (9)
Company car (11)	3,492	3,492	—	—	—	—
Total	797,841	1,748,601	373,507	390,500	2,229,312	534,696

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Lars Sjöbring

Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Qualifying Termination ($) (10)	Death or Retirement ($)
Lump sum cash severance payment	—	1,089,290	—	—	1,889,592	—
Continuing salary/annual incentive payments during requisite notice period	363,097	363,097	—	—	—	—
Salary differential payments in consideration for noncompetition with the Company (1)	435,716	—	435,716	—	—	—
Continuing health, welfare and retirement benefits (2)	135,987	135,987	—	—	—	—
Accelerated vesting of equity (3)	267,760 (4)	1,311,691 (5)	—	1,544,357 (6)	1,696,386	1,696,386 (9)
Company car (11)	14,893	14,893	—	—	—	—
Total	1,217,452	2,914,958	435,716	1,544,357	3,585,978	1,696,386
Nishant Batra

Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Qualifying Termination ($) (10)		Death or Retirement ($)
Lump sum cash severance payment	—	773,100	—	—	1,601,563		—
Continuing salary/annual incentive payments during requisite notice period	257,700	257,700	—	—	—		—
Salary differential payments in consideration for noncompetition with the Company (1)	309,240	—	309,240	—	—		—
Continuing health, welfare and retirement benefits (2)	73,066	73,066	—	—	—	—	—
Accelerated vesting of equity (3)	—	—	—	—	147,609		147,609(9)
Company car (10)	8,185	8,185	—	—	—		—
Total	648,191	1,112,051	309,240	—	1,749,172		147,609
The following footnotes apply to each of the tables above:
(1) Reflects a monthly payment of 60% of the monthly gross salary earned as of the date of the executive’s employment termination, multiplied by 12, which is the maximum amount available to the executive pursuant to the terms of his employment agreement.
(2) Reflects the value of the benefits disclosed in footnote (4) to the Summary Compensation Table (with the exception of amounts paid as vacation supplements or settlements) that the executive would be entitled to during the requisite notice period. The estimated values are determined based on the Company’s cost of providing such benefits during 2019.
(3) Reflects the value of RSUs that vest upon the designated event, based on the closing price for a share of Autoliv and Veoneer common stock on December 31, 2019 (ALV $84.41 and VNE $15,62), the last trading day of the year. None of the named executive officers held unvested options as of December 31, 2019.
(4) As discussed above, upon termination, the executive would be entitled to receive his compensation and benefits during the 12-month or 6-month notice period, as applicable, including any equity awards that would vest during such period.
(5) As discussed above, upon an involuntary termination, the executive would be entitled to receive his compensation and benefits during the 18-month or 6-month notice period, as applicable, including any equity awards that would vest during such period. The value of the equity awards upon an involuntary termination reflects the value of the RSUs that would vest during the notice period following December 31, 2019. For Mr. Sjöbring, the amount includes the retention RSUs granted in 2015 that would accelerate in case of an involuntary termination, for other reason than Cause, or termination by Mr. Sjöbring for Good Reason as defined in the Grant Agreement. For Mr. Backman, the amount includes the retention RSUs granted in 2019 that would accelerate in case of an involuntary termination, for other reason than Cause, or termination by Mr. Backman for Good Reason as defined in the Grant Agreement.

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(6) Upon a change in control, all RSUs granted prior to 2019 vest in full. For Mr. Backman the retention RSUs granted in 2019 would vest in full upon a change in control. For all other LTI awards granted in 2019, (i) in the event of a change in control in which the LTI awards are assumed by the surviving entity, if the employee’s employment is terminated without cause (or, in certain cases, if he resigns for good reason) within two years following the change in control, then the RSUs and PSs will immediately vest (at actual performance achievement for fulfilled performance periods and at the target level for unfulfilled performance periods, in the case of PSs); and (ii) in the event of a change in control in which the awards are not assumed by the surviving entity, then the RSUs and PSs will become immediately vested (at actual performance achievement for fulfilled performance periods and at the target level for unfulfilled performance periods, in the case of the PSs). The value of the equity awards upon a change in control reflects the value of all RSUs, including RSUs acquired through dividend equivalent rights, rounded down to the nearest whole share on December 31, 2019.
(7) For purposes of calculating the lump sum payment, the target bonus for the executive was used as the Company has not yet completed a full fiscal year.
(8) Per the terms of Mr. Carlson’s retention award, in the event that prior to July 1, 2021 Mr. Carlson is given notice of termination by Veoneer for reasons other than “cause” or “disability,” or Mr. Carlson gives notice of termination for reasons that constitute “good reason” (as such terms are defined in his employment agreement), all retention payments made to date will be deducted from any payments to Mr. Carlson due under his employment agreement following the date of notice. Any unvested portion of the retention bonus on the date of notice will be forfeited. If Mr. Carlson gives notice of termination and resigns or gives notice of his retirement prior to July 1, 2021, any unvested portion of the retention bonus on the date of notice also will be forfeited. If Mr. Carlson dies or is given notice of termination by Veoneer by reason of his disability, the remaining unpaid retention amounts will be accelerated and paid in a single lump sum to Mr. Carlson or his estate, as applicable.
(9) As discussed above, the executive’s unvested RSUs will become fully vested upon his termination of employment by reason of death or retirement.
(10) Qualifying termination after a change in control includes resignation for good reason, termination without cause or termination due to disability.
(11) Reflects the value of the company car, fuel and parking during the requisite notice period. The estimated values are determined based on the Company’s cost (or estimated cost as of December 31, 2019) of providing such benefits during 2019.
(12)  Includes payment of Mr. Carlson’s unpaid retention bonus in cash and cash-settled RSUs, which would become payable in full in case of termination of his employment upon the designated events.
Separation Agreement with Mr. Taipale. On September 12, 2019, the Company and Mr. Taipale mutually agreed that he would step down as the Company’s Executive Vice President, Human Resources. The Company entered into a separation agreement with Mr. Taipale, pursuant to which he will receive the following severance benefits under the terms of his agreement with the Company: (i) continuing salary and benefits through March 12, 2020 (the requisite 6-month notice period following the agreement effective date), with a value of approximately $163,522, and (ii) a lump sum cash severance payment of $361,714, payable in March 2020. Pursuant to the separation agreement, Mr. Taipale agreed to remain in service until February 29, 2020. In consideration thereof, Mr. Taipale will also receive his short-term incentive for the first two months of 2020, with a value of $14,067 at target level, payable in March 2021, subject to meeting applicable performance objectives and an additional lump sum payment equal to three months of his base salary, with a value of $60,286. Pursuant to Swedish law, Mr. Taipale will receive a lump sum payment of $69,178 for his unused vacation days. Mr. Taipale’s RSUs originally granted in 2017, with a value of approximately $57,061, will vest on their scheduled vesting date, February 19, 2020. All RSUs and PSs originally granted in 2018 and 2019 will be forfeited.
Mr. Hermansson’s Resignation. On December 20, 2018, Mr. Hermansson provided notice of his intent to resign from his position as CFO and Executive Vice President, Finance and resigned from such position on March 1, 2019. The Company entered into an Agreement on Resignation Conditions with Mr. Hermansson, pursuant to which the parties have agreed that the non-competition covenant in Mr. Hermansson's employment agreement will not apply and he will therefore not receive any monthly payments in consideration for such noncompetition covenant contemplated by the employment agreement. He received the following benefits and payments under his employment agreement for a resignation without good reason: Continuing salary and benefits through June 20, 2019 (the requisite 6-month notice period following the agreement effective date), with a value of $370,372. As an appreciation for his contribution to the Company during the transition to his successor, the Company awarded Mr. Hermansson with a one-time bonus of $44,721 paid in June 2019. Pursuant to Swedish law, Mr. Hermansson received a lump sum payment of $86,937 for his unused vacation days. He forfeited all RSUs originally granted in 2018.

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CEO Pay Ratio
Methodology
Our CEO pay ratio for 2019, our last completed fiscal year, is a reasonable estimate calculated in compliance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
To identify the “median employee,” we took the following steps:
Step 1:    We identified our active employee population as of October 31, 2019. Our active workforce on October 31, 2019, including our consolidated subsidiaries, had 7,674 employees in 12 countries throughout the world. Of that population, 974 were U.S. employees and 6,700 were non-U.S. employees.
We based our analysis on the entire population (other than the CEO) as opposed to statistical sampling. As a result, our pay ratio includes 7,674 of our 7,674 global full-time, part-time, temporary, and seasonal employees whose compensation is set by Veoneer and who were paid through Veoneer’s payroll employed and active as of October 31, 2019.
Step 2: We identified a consistently applied compensation measure which would provide a reasonable picture of the annual compensation of our employees. For our consistently applied compensation measure, we used “Actual Gross Taxable Compensation Reported Through Payroll”– a combination of salary/overtime (paid on an hourly, weekly, biweekly or monthly basis),a variety of other cash-based incentive pay (including bonuses and other types of production based pay typical for their respective positions), equity-based incentive and taxable benefits in kind received by the employees in our identified population.
Given our multiple payroll systems and diverse global workforce, we measured compensation for our employee population using the 10-month period starting on January 1, 2019 and ending on October 31, 2019 (which we refer to as our measurement period). Our workforce is paid in ten currencies throughout the world on at least 16 different payroll systems. For the purpose of this disclosure, we applied the local currency to U.S. dollar exchange rate as of October 31, 2019 to the compensation paid. We did not make any cost-of-living adjustments.
Step 3: We identified the “median employee” from our employee population by ranking our employees, excluding the CEO, high to low based on their actual gross taxable compensation earned over the measurement period. After identifying the median employee, we calculated that individual’s 2019 total annual compensation in accordance with the requirements of the Summary Compensation Table.
Calculating the CEO Pay Ratio
Using the above methodology, we determined that our median employee was a full-time, salaried employee residing in Sweden. At the end of the year, we identified and calculated the elements of the median paid employee’s total compensation for the fiscal year 2019 in accordance with the requirements of the Summary Compensation Table, as disclosed below. For the purpose of this disclosure the amount has been converted from SEK to USD using the exchange rate 1 USD = 9.3171 SEK.

	Year		Bonus $	Stock Awards $	Non-Equity Incentive plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
CEO	2019	1,474,014	1,000,000	515,342	578,111	-	663,812	4,231,279
Median employee	2019	45,438	-	-	-	-	3,109	48,548
Accordingly, our median employee’s 2019 total compensation was $48,548. Our CEO’s 2019 total compensation was $4,231,279, as reflected in the "Total" column in the Summary Compensation table. Therefore, our CEO's total compensation compared to our median employees total compensation (the CEO Pay Ratio) is 87 to 1.

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PROPOSAL 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, Veoneer stockholders are entitled to cast an advisory vote on the Company’s executive compensation program. As discussed in the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement, our compensation system plays a significant role in the Company’s ability to attract, retain, and motivate management talent, which the Board believes is necessary for the Company’s long-term success. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company’s executive officers with those of its stockholders.
The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement and the tabular and other disclosures on compensation under 2019 Executive Compensation Decisions on page 35 of this Proxy Statement, and cast a vote either to endorse or not endorse the Company’s compensation of its named executive officers through the following resolution:
“Resolved, that stockholders approve the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”
While the vote does not bind the Board to any particular action, the Board values the input of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION ON A NON-BINDING BASIS.

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PROPOSAL 3 - AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
TO ELIMINATE THE SUPERMAJORITY VOTING STANDARD
Description of Proposal
Article Tenth of our Restated Certificate of Incorporation provides that no amendment, alteration, change or repeal in any respect of any provision of Article Fifth (structure of the Board), Article Sixth (ability for stockholders to take action by written consent), Article Ninth (amendments to our Bylaws), Article Eleventh (amendments to the exclusive forum provision) and Article Tenth (general amendment provision) of our Restated Certificate of Incorporation may be made, and no provision inconsistent therewith may be so adopted, without the affirmative vote of at least 80% of the voting power of all the then outstanding shares of our voting stock, voting together as a single class.
Additionally, Article Ninth of our Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of our voting stock, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of our Bylaws or to adopt any provision inconsistent therewith.
These supermajority voting standards were included in our Restated Certificate of Incorporation at the time of the Spin-off to protect the interests of our stockholders by ensuring that a broad consensus of all stockholders was necessary to make changes to fundamental provisions of our Restated Certificate of Incorporation and Bylaws. After considering the advantages and disadvantages of the supermajority voting standard, including through discussions with our stockholders, the Board has determined it is in the best interests of the Company and our stockholders to amend our Restated Certificate of Incorporation to eliminate the supermajority voting standards described above. The Board has unanimously declared such amendments to be advisable and voted to recommend these amendments to the stockholders for adoption.
As a result, if the proposed amendments are adopted by our stockholders and implemented, any future amendment, alteration, change or repeal in any respect of any provision of our Restated Certificate of Incorporation would require the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of our voting stock as required pursuant to the Delaware General Corporation Law. This voting standard would be in addition to any other vote of the holders of any class or series of capital stock of the Company required in our Restated Certificate of Incorporation (including any preferred stock designation) or by applicable law. In addition, if the proposed amendments are approved by our stockholders and implemented, any future amendment, alteration, change or repeal in any respect of any provision of our Bylaws would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our voting stock that are represented at the meeting and entitled to vote on the matter, which is the voting standard set forth in our Bylaws. If the proposed amendments are approved by our stockholders and implemented, directors may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock, voting together as a single class, as required by the Delaware General Corporation Law.
The proposed amendments to our Restated Certificate of Incorporation described in Proposal 3 are attached to this Proxy Statement as Annex B. If Proposal 3 is approved by our stockholders, the proposed amendments contained in Annex B would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation setting forth such amendments with the Secretary of State of the State of Delaware. The Company plans to file the Certificate of Amendment attached as Annex B to this Proxy Statement promptly following the Annual Meeting if stockholders approve Proposal 3.
Required Vote
The affirmative vote of at least 80% of the voting power of all of the Company’s outstanding common stock is required for approval of Proposal 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING STANDARD

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PROPOSAL 4 - AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS
Background of Proposal
At the time of the Spin-off, the Board believed that a classified board structure was an important piece of the Company’s governance structure in order to promote continuity and stability and was in the best interests of the Company and its stockholders. At the same time, the Board recognized that some investors may view classified boards as having the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to elect all directors on an annual basis. As a result, at the time of the Spin-off, the Board committed that at the 2019 annual meeting, we would ask our stockholders to vote on whether to maintain or eliminate the classified board structure.
At the 2019 annual meeting of stockholders, the Company asked our stockholders to vote, on non-binding basis, whether to retain the classified board structure. A majority of our stockholders voted in favor of the proposal to retain the classified board at the meeting. Despite this result and after considering the advantages and disadvantages of maintaining a classified board, the Board has determined that it is in the best interests of the Company and its stockholders to amend our Restated Certificate of Incorporation to eliminate the classification of the Board and to provide for the annual election of all directors. The Board has unanimously declared such amendments to be advisable and voted to recommend such amendments to the stockholders for approval. If approved by our stockholders, the proposed amendments to our Restated Certificate of Incorporation would eliminate the three classes of directors and provide for the annual election of all directors beginning at the 2021 annual meeting of stockholders.
Description of Proposal
Article FIFTH of our Restated Certificate of Incorporation provides that the Board is divided into three classes, with each class serving a staggered three-year term, and only one class being up for re-election each annual meeting. The directors designated as Class II directors have terms expiring at the 2020 Annual Meeting of stockholders; the directors designated as Class III directors have terms expiring at the 2021 annual meeting of stockholders; and the directors designated as Class I directors have terms expiring at the 2022 annual meeting.
If the proposed amendments are approved by our stockholders, the classified Board will be eliminated beginning at the 2021 annual meeting of stockholders. The proposed amendments provide that the current term of office of each director will end at the 2021 annual meeting of stockholders, and, commencing with the 2021 annual meeting of stockholders, all directors will be elected annually. All current members of the Board have agreed to stand for election at the 2021 annual meeting of stockholders if Proposal 4 is approved by stockholders.
Additionally, if the proposed amendments are approved by our stockholders, any director chosen by the Board to fill newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause will hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified.
Under Delaware law, directors serving on a classified board may only be removed by stockholders for cause (unless otherwise provided in the certificate of incorporation), while directors serving on a non-classified board may be removed by stockholders with or without cause. Thus, the proposed amendments if approved by our stockholders will also give our stockholders the ability to remove a director from the Board without cause following the 2021 annual meeting of stockholders.
If Proposal 4 is approved by our stockholders, the proposed amendments declassifying the Board would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation containing the amendments set contained in Annex C to this Proxy Statement with the Secretary of State of the State of Delaware. The Company plans to file the Certificate of Amendment attached as Annex C to this Proxy Statement promptly following the Annual Meeting if stockholders approve Proposal 4.
If this proposal is not approved, our Board will remain classified and the Class II directors elected at the 2020 Annual Meeting will serve a term ending at the 2023 annual meeting of stockholders.

Veoneer, Inc. 2020 Proxy Statement - 54

Required Vote
The affirmative vote of the holders of at least 80% of the voting power of all of the Company’s common stock is required for approval of Proposal 4.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL
TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS

Veoneer, Inc. 2020 Proxy Statement - 55

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of the Board has appointed Ernst & Young AB (“EY”) as the independent accounting firm for the Company’s fiscal year ending December 31, 2020. The committee has been advised that EY has no relationship with the Company or its subsidiaries other than that arising from the firm’s employment as accountants.
In accordance with directions of the Audit Committee, this appointment is being presented to the stockholders for ratification at the Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company’s Restated Certificate of Incorporation or the Bylaws, the Audit Committee and management believe that such ratification is desirable. In determining whether to reappoint EY as our independent auditor, the Audit Committee considered a number of factors, including, among others, the quality of services and sufficiency of resources, the firm’s independence and objectivity, communication and interaction with the Audit Committee and management, and the reasonableness of its fees for audit and non-audit services.
Ernst & Young LLP performed certain services for us in connection with the Spin-off, and has been our independent public accountant since the Spin-off in June 2018.
The Company has been advised that a representative of EY will attend the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement, if desired.
Required Vote
The affirmative vote of stockholders holding at least a majority of the shares of the Company’s common stock voting on this proposal at the Annual Meeting is required for approval of this proposal to appoint the independent auditors. Conversely, if a majority of such shares vote against the proposal, the Audit Committee will consider that fact when it selects its independent auditors for the following year.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL
TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AB AS THE COMPANY’S INDEPENDENT AUDITORS

Fees of Independent Auditors

Types of Fees (Dollars in millions, USD)	2019	2018
Audit Fees	$6.4	$5.4
Audit-Related Fees	$0.5	-
Tax Fees	-	-
All Other Fees	-	-
Total	$6.9	$5.4
Percent of total that were Audit or Audit-Related	100%	100%
Audit Fees, Audit-Related Fees, and Tax Fees are calculated in accordance with Veoneer’s average exchange rates for 2019, as applicable.
Audit Fees
Audit fees for the fiscal year ended December 31, 2019 relate to professional services provided by EY for the audit of the Company’s annual financial statements, including the review of the financial statements included in the Company’s Annual Report on Form 10-K for 2019.

Veoneer, Inc. 2020 Proxy Statement - 56

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted guidelines for the provision of audit and non-audit services by EY, including requiring Audit Committee pre-approval of any such audit and non-audit services. In developing these guidelines, the Audit Committee took into consideration the need to ensure the independence of EY while recognizing that EY may possess the expertise on certain matters that best positions it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing. On balance, the Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee was also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services, and the total amount of fees for permissible non-audit services (excluding tax services). The guidelines provide for the pre-approval by the Audit Committee of described services to be performed, such as audit, audit-related, tax and other permissible non-audit services. Approval of audit and permitted non-audit services may also be made by the chairperson of the Committee, and the person granting such approval must report such approval to the Committee at the next scheduled meeting.
The Audit Committee has considered the audit, audit-related, tax and all other services discussed above, and additional information provided to the Company by EY and determined that the provision of these services is compatible with the independence of EY. The Audit Committee pre-approved all such services in 2019.
DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS
For business to be properly brought by a stockholder before an annual meeting of stockholders, timely advance written notice thereof must be received by the Secretary of the Company at its principal executive offices in accordance with the Bylaws, a copy of which may be obtained by written request to the Company’s Secretary or on the Company’s website at www.Veoneer.com – Who we are – Governance. No such notices were received for the 2020 Annual Meeting.
Should any other matter requiring a vote of the stockholders be properly brought before the Annual Meeting, the proxy card confers upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment, to the extent permitted by applicable law and the listing standards of the NYSE, see “How Your Shares Will Be Voted” on page 5 of this Proxy Statement.
OTHER MATTERS
Delinquent Section 16(a) Reports
The members of the Board, the executive officers of the Company and persons who hold more than 10% of our common stock (collectively, the “Reporting Persons”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company’s securities on Form 3 and transactions in the Company’s securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company’s executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2019, the Section 16(a) filing requirements were complied with by all the Reporting Persons during and with respect to such year, with the exception of a Form 4 that, due to an administrative error, was filed one day late on February 22, 2019 for Mr. Sjöbring relating to one transaction that took place on February 19, 2019.
Stockholder Proposals for 2021 Annual Meeting
Proposals Pursuant to Rule 14a-8. Under Rule 14a-8(e) of the Exchange Act, stockholder proposals intended to be presented at the 2021 annual stockholders meeting must be received by us on or before November 25, 2021 to be eligible for inclusion in our proxy statement and proxy card related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the proxy statement and proxy card for the 2021 annual meeting of stockholders.
Proposals Pursuant to the Bylaws. Under the Bylaws, in order to bring any business before the stockholders at the 2021 annual meeting of stockholders, other than proposals that will be included in our proxy statement, you must comply

Veoneer, Inc. 2020 Proxy Statement - 57

with the procedures described below. In addition, you must notify us in writing, and such notice must be delivered to or mailed and received by our Secretary at our principal executive offices no earlier than the close of business on January 6, 2021 and no later than the close of business on February 5, 2021.
As more fully described in Section 5.2 of the Bylaws, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, the text of the proposed business (including any resolutions proposed for consideration and any proposed amendment to the Bylaws, if applicable) and the reasons for conducting such business at the annual meeting, (b) a representation that the stockholder is a holder of record of shares at the time of such notice, is entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy, (c) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is submitted, (d) a list of the class or series and number of shares of stock of the Company which are owned beneficially and of record by the stockholder and the beneficial owner, if any, on whose behalf the proposal is submitted, (e) any material interest of the stockholder in such business, and (f) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder any affiliates, associates or others acting in concert with the stockholder.
Nominations Pursuant to the Bylaws. Under the Bylaws, in order to nominate a director for election to the Board, stockholders must comply with the notice procedures and requirements found in Article II, Section 6 of the Bylaws, a copy of which may be obtained by written request to the Company’s Secretary or on the Company’s website at www.Veoneer.com – Who we are – Governance.

By Order of the Board of Directors of Veoneer, Inc.:
Lars Sjöbring
Executive Vice President Legal Affairs,
General Counsel and Secretary
March 25, 2020
Stockholm, Sweden
Veoneer, Inc. 2020 Proxy Statement - 58

ANNEX A

Agreements Entered into with Autoliv in Connection with the Spin-off
Distribution Agreement
In connection with the internal reorganization, we entered into a Master Transfer Agreement with Autoliv which was amended and restated effective as of the Spin-off (the “Distribution Agreement”). The Distribution Agreement governs certain transfers of assets and assumptions of liabilities by each of Veoneer and Autoliv and the settlement or extinguishment of certain liabilities and other obligations among the companies and their subsidiaries. In particular, substantially all of the assets and liabilities associated with the separated Electronics business were retained by or transferred to Veoneer or its subsidiaries and all other assets and liabilities were retained by or transferred to Autoliv or its subsidiaries. The Distribution Agreement also provided the principal corporate transactions required to effect the Spin-off, certain conditions to the Spin-off and provisions governing the relationship between us and Autoliv with respect to and resulting from the completion of the Spin-off. The Distribution Agreement also provides for indemnification obligations designed to make the Company financially responsible for substantially all liabilities that may exist relating to its business activities, whether incurred prior to or after the completion of the internal reorganization, as well as those obligations of Autoliv assumed by us pursuant to the Master Transfer Agreement; provided, however, certain warranty, recall and product liabilities for Electronics products manufactured prior to the completion of the internal reorganization were retained by Autoliv and Autoliv will indemnify us for any losses associated with such warranty, recall or product liabilities. As of December 31, 2019, $8 million of product related liabilities were indemnifiable losses subject to indemnification by Autoliv.
Employee Matters Agreement
The Employee Matters Agreement governs Autoliv’s and Veoneer’s compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company. Autoliv will be responsible for liabilities associated with Autoliv allocated employees and liabilities associated with former employees and Veoneer will be responsible for liabilities associated with Veoneer allocated employees, but Autoliv will retain and continue to be responsible for certain post-retirement liabilities relating to plans sponsored by Autoliv. The Employee Matters Agreement provided for the conversion of the outstanding awards granted under the Autoliv equity compensation programs into adjusted awards relating to both shares of Autoliv and Veoneer common stock.
Tax Matters Agreement
The Tax Matters Agreement governs the respective rights, responsibilities and obligations of Autoliv and Veoneer with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. The agreement also specifies the portion, if any, of this tax liability for which Veoneer will bear responsibility and provides for certain indemnification provisions with respect to amounts for which they are not responsible. In addition, under the agreement, each party is expected to be responsible for any taxes imposed on Autoliv that arise from the failure of the Spin-off and certain related transactions to qualify as a tax-free transaction for U.S. federal income tax purposes.
Transition Services
Autoliv and Veoneer entered into multiple agreements to provide each other with ongoing services for a limited period of time to help ensure an orderly transition following the Spin-off. These include (i) an Amended and Restated Transition Services Agreement (“TSA”), (ii) sales and purchase or reseller agreements, (iii) software sublicenses, (iv) a transitional trademark license, and (v) multiple lease guarantee letters.
Pursuant the TSA, Autoliv provides certain finance, information technology, human resources and compensation, facilities, legal and compliance and other services. We pay Autoliv for any such services utilized at agreed amounts as set forth in the TSA. In addition, for a term set forth in the TSA, we and Autoliv may mutually agree on additional services to be provided by Autoliv to us that were provided to us by Autoliv prior to the distribution but were omitted from the TSA at pricing based on market rates that are reasonably agreed to by the parties. We entered into the reseller agreements with Autoliv to facilitate the temporary arrangement of the sale of our products manufactured for certain
Veoneer, Inc. 2020 Proxy Statement - 59

customers for a limited period after the Spin-off. Autoliv collects the customer payments and remits the payments to Veoneer.
In 2019, Veoneer paid Autoliv an aggregate of approximately $6 million for services provided under the TSA and reseller agreements and Autoliv paid Veoneer an aggregate of approximately $1 million for services provided under the TSA. Following the Spin-off, less than 40% of Veoneer’s products were sold through the reseller agreements.
Commercial Agreements with Autoliv
Supply/Service Agreements
We entered into certain direct sale product supply and applications engineering agreements with Autoliv after the Spin-off. In 2019, Autoliv paid Veoneer an aggregate of approximately $0.12 million for engineering services and $72.4 million for products (not including products sold through the reseller agreements referenced above), and Veoneer paid Autoliv an aggregate of approximately $2.1 million for engineering services, under these commercial agreements.
Sublease Agreement
A subsidiary of Veoneer subleases office space from a subsidiary of Autoliv pursuant to a sublease agreement. Veoneer is required to pay approximately $385,000 for the full term of the lease (through March 31, 2021) based on current exchange rates between the US Dollar and the Swedish krona.

Veoneer, Inc. 2020 Proxy Statement - 60

ANNEX B

CERTIFICATE OF AMENDMENT
OF RESTATED CERTIFICATE OF INCORPORATION
OF VEONEER, INC.
VEONEER, INC. (“Veoneer”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of Veoneer resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of Veoneer, declaring said amendment to be advisable and calling a meeting of the stockholders of Veoneer for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Restated Certificate of Incorporation of Veoneer be amended by changing Article FIFTH Section (B)(5) so that, as amended, said Section shall be and read in its entirety as follows:
5. Removal. Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class.
RESOLVED, that the Restated Certificate of Incorporation of Veoneer be amended by changing Article NINTH so that, as amended, said Article shall be and read in its entirety as follows:
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any respect not inconsistent with the laws of the State of Delaware or with this Restated Certificate of Incorporation of the Corporation. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any Preferred Stock Designation), the Bylaws or applicable law, the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock of Voting Stock, that are represented at the meeting and entitled to vote on the matter, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.
RESOLVED, that the Restated Certificate of Incorporation of Veoneer be amended by changing Article TENTH so that, as amended, said Article shall be and read in its entirety as follows:
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the GCL, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other vote required by law or this Restated Certificate (including any Preferred Stock Designation), the affirmative vote of at least a majority of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class shall be required to amend, alter, change or repeal any provision of this Restated Certificate.
SECOND: That the amendment was adopted by the requisite vote of the stockholders at the annual meeting of the stockholders of Veoneer.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: This Certificate of Amendment shall be effective upon filing.

Veoneer, Inc. 2020 Proxy Statement - 61

IN WITNESS WHEREOF, Veoneer has caused this certificate to be signed on____________________, _______.

VEONEER, INC.

By: _____________________________
Name: _____________________________
Title: _____________________________

Veoneer, Inc. 2020 Proxy Statement - 62

ANNEX C

CERTIFICATE OF AMENDMENT
OF RESTATED CERTIFICATE OF INCORPORATION
OF VEONEER, INC.
VEONEER, INC. (“Veoneer”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of Veoneer resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of Veoneer, declaring said amendment to be advisable and calling a meeting of the stockholders of Veoneer for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Restated Certificate of Incorporation of Veoneer be amended by changing Article FIFTH Section (B)(2) so that, as amended, said Section shall be and read in its entirety as follows:
2. Term of office. Commencing at the 2021 annual meeting of stockholders, each director shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders. The term of each director serving as of and immediately following the date of the 2020 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall hold office until the director’s term expires in accordance with the foregoing provisions and until his or her successor shall have been duly elected and qualified.
RESOLVED, that the Restated Certificate of Incorporation of Veoneer be amended by changing Article FIFTH Section FOUR so that, as amended, said Section shall be and read in its entirety as follows:
4. Newly created directorships and vacancies. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even if less than a quorum, and any director so chosen shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.
RESOLVED, that the Restated Certificate of Incorporation of Veoneer be amended by changing Article FIFTH Section FIVE so that, as amended, said Section shall be and read in its entirety as follows:
5. Removal. Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least [75 percent] (1) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class.
SECOND: That the amendment was adopted by the requisite vote of the stockholders at the annual meeting of the stockholders of Veoneer.

(1)If the amendments described in Proposal 3 are adopted by the stockholders and the certificate of amendment setting forth such amendments is filed with the Secretary of State of the State of Delaware and becomes effective, the bracketed language will be revised to read “a majority” prior to the filing of this Certificate of Amendment. If the amendments described in Proposal 3 are not adopted by the stockholders, then the brackets will be removed.

Veoneer, Inc. 2019 Proxy Statement - 63

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: This Certificate of Amendment shall be effective upon filing.

IIN WITNESS WHEREOF, Veoneer has caused this certificate to be signed on____________________, _______.

VEONEER, INC.

By: _____________________________
Name: _____________________________
Title: _____________________________

Veoneer, Inc. 2020 Proxy Statement - 64

Veoneer, Inc.

Mailing address:  Veoneer, Inc., Box 13089, SE-103 02 Stockholm, Sweden
Visiting address:  Klarabergsviadukten 70, Section C6, Stockholm, Sweden
Tel:  +46 8 527 762 00; Fax +46 8 24 44 93
Company website:  www.Veoneer.com
Investor relations:  Sweden Tel: +46 8 587 206 27, U.S. Tel: +1 (248) 794 4537

veoneer VOTE

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000000000.000000 ext 000000000.000000 ext

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2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

Nominee	For	Against	Abstain
01 - Mary Louise Cummings	☐	☐	☐
02 - Kazuhiko Sakamoto	☐	☐	☐
03 - Wolfgang Ziebart	☐	☐	☐

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2020 Annual Meeting Admission Ticket

2020 Annual Meeting of the Stockholders of Veoneer, Inc.

May 6, 2020, 9:00 a.m. Eastern Time
Detroit Marriott at the Renaissance Center
400 Renaissance Drive, Detroit, Michigan 48243

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy - Veoneer, Inc.

This proxy is solicited on behalf of the Board of Directors of Veoneer, Inc. for use at the Annual Meeting of Stockholders to be held on May 6, 2020 and at any adjournment or postponement thereof.

The undersigned hereby revokes all proxies and appoints Jan Carlson and Lars Sjöbring, with full power of substitution, to attend the Annual Meeting of Stockholders of Veoneer, Inc. to be held on Wednesday, May 6, 2020 at 9:00 a.m. Eastern Time at Detroit Marriott at the Renaissance Center, 400 Renaissance Drive, Detroit, Michigan 48243, USA and at any adjournment or postponement thereof and to vote as specified in this proxy all the shares of Veoneer, Inc. common stock which the undersigned would be entitled to vote if personally present upon all subjects that may properly come before the meeting.

In their discretion, Mr. Carlson and Mr. Sjöbring are also authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action. If any nominee should become unavailable for election prior to the meeting, the proxies will vote for the election of a substitute nominee or nominees proposed by the Board of Directors. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations and at their discretion on any other matters that may properly come before the meeting to the extent permitted by applicable law and the listing requirements of the New York Stock Exchange. This will allow your proxy to address currently unforeseen matters that may arise during the meeting as well as matters incidental to the conduct of the meeting. For more information see "Voting on Matters Not in Proxy Statement" in the Proxy Statement. If you do not sign and return a proxy, submit a proxy by telephone or Internet or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors and FOR the election of the nominees to the Board and FOR Proposals 2, 3, 4 and 5.

Your vote is important! Please sign and date this card on the reverse side and return promptly in the enclosed postage-paid envelope or utilize the Vote by Phone or Vote Online service to cast your vote.

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Stockholder Meeting Notice & Admission Ticket

Veoneer, Inc's Annual Meeting of Stockholders will be held on May 6, 2020 at Detroit Marriott at the Renaissance Center, 400 Renaissance Drive, Detroit, Michigan 48243, at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote <u>FOR</u> all the nominees listed and <u>FOR</u> Proposals 2, 3, 4 and 5.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

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Online

Go to **www.envisionreports.com/VNE** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by May 5, 2020 at 11:59 P.M. ET

Stockholder Meeting Notice & Admission Ticket

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/VNE

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/VNE**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 24, 2020 to facilitate timely delivery.

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